Exhibit (a)(1)(a)

OFFER TO PURCHASE FOR CASH

by

Blue Wolf Mongolia Holdings Corp.
of
Up to 7,006,515 of its Ordinary Shares
at a Purchase Price of $9.97 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON TUESDAY, APRIL 16, 2013, UNLESS THE OFFER IS EXTENDED.

If you do not tender your shares at this time, you will retain the right to participate in our initial business combination or to redeem your shares at the time we conduct the tender offer following execution of the definitive agreement. We urge you to retain your shares and consider our intended business combination.

Blue Wolf Mongolia Holdings Corp., a British Virgin Islands business company with limited liability (“Blue Wolf,” “we,” “us” or “our”), hereby offers to purchase up to 7,006,515 of Blue Wolf’s issued and outstanding ordinary shares, no par value (the “Ordinary Shares”), at a purchase price of $9.97 per share, net to the seller in cash, without interest (the “Share Purchase Price” or “Purchase Price”), for a total Purchase Price of up to $69,854,955 upon the terms and subject to certain conditions described in this Offer to Purchase for Cash (the “Offer to Purchase”) and in the letter of transmittal for the Ordinary Shares (the “Letter of Transmittal”) (which, together with this Offer to Purchase as they may be amended or supplemented from time to time, constitute the “Offer”). If more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn, we will terminate or extend the Offer. Accordingly, there will be no proration in the event that more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn in the Offer. If we terminate the Offer, we will NOT purchase any Ordinary Shares pursuant to the Offer. In that event, we will be unable to consummate a business combination prior to April 20, 2013 and will commence liquidation as soon as practicable after April 20, 2013.

The Share Purchase Price of $9.97 is equal to the per share amount of the Ordinary Shares sold in our initial public offering (“IPO”) on deposit in the trust account established to hold the proceeds of our IPO (the “Trust Account”) as of two business days prior to the commencement of the Offer excluding interest (which will be released to Blue Wolf for working capital) earned on the IPO proceeds placed in the Trust Account. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration.”

On March 18, 2013, we entered into a memorandum of understanding (“MOU”) with Li3 Energy, Inc., a Nevada corporation (“Li3”), pursuant to which our wholly-owned subsidiary will merge with and into Li3 and Li3’s shareholders will receive one ordinary share of Blue Wolf for every 250 Li3 shares they own in the proposed transaction (the “Transaction”). We intend to negotiate and execute a definitive agreement with Li3 in accordance with the terms of the MOU. In connection with the consummation of a business combination (assuming completion of this Offer and shareholder approval of the Extension (as defined below)), we intend to conduct a second redemption of then outstanding Ordinary Shares for cash (the “Second Tender Offer”) pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”) and the terms of the Transaction. There can be no guarantee that we will be successful in entering into a definitive agreement with Li3 and even if we do enter into a definitive agreement with Li3, there can be no assurance that we will be able to consummate a business combination with Li3. If we do not enter into a definitive agreement or consummate a business combination with Li3, we may pursue business combinations with other entities.

Even if we enter into a definitive agreement with Li3, we will not be able to consummate the Transaction prior to April 20, 2013, as required by our Amended and Restated Memorandum and Articles of Association (the “Charter”). Since we will not be able to complete the business combination prior to April 20, 2013, our board of directors has determined that it would be in the best interests of our shareholders to amend the Charter and the agreement governing the Trust Account to extend such date for a period of three months until July 22, 2013, rather than liquidate as required by the Charter (the “Extension”). In connection with the Extension, the board of directors has determined that it is in the Company’s best interest to allow shareholders holding the Ordinary Shares sold in our IPO (the “Public Shares”) the opportunity to redeem their Public Shares for a pro rata portion of the Trust Account. This Offer is being made in connection with the Extension to provide our shareholders an opportunity to redeem their Public Shares for a pro-rata portion of our Trust Account in the event our shareholders approve the Extension.

Shareholders are encouraged to review the proxy solicitation materials relating to the shareholder meeting being held to approve the Extension, which documents will be filed with the Securities and Exchange Commission and mailed to shareholders upon commencement of the proxy solicitation.

THE OFFER IS CONDITIONED ON SATISFACTION OF THE EXTENSION CONDITION (AS FURTHER DESCRIBED IN THIS OFFER TO PURCHASE), AND NO MORE THAN 7,006,515 ORDINARY SHARES BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN AND CERTAIN OTHER CONDITIONS. SEE “THE OFFER — CONDITIONS OF THE OFFER.”

Only Ordinary Shares validly tendered and not properly withdrawn will be purchased pursuant to the Offer. Ordinary Shares tendered pursuant to the Offer but not purchased in the Offer will be returned at our expense promptly following the expiration of the Offer. See “The Offer — Procedures for Tendering Shares.”

We will fund the purchase of Ordinary Shares in the Offer with cash available to us from the Trust Account in the event the Extension is approved by our shareholders. As of February 28, 2013, Blue Wolf had approximately $49,000 of cash and cash equivalents not held in the Trust Account, which amount represents the balance of loans in the aggregate amount of $200,000 received from our Sponsor (as defined below). See “The Offer — Source and Amount of Funds.” The Offer is not conditioned on any minimum number of Ordinary Shares being tendered. The Offer is, however, subject to certain other conditions, including that no more than 7,006,515 Ordinary Shares may be validly tendered and not properly withdrawn and the satisfaction of the Extension Condition. See “The Offer — Purchase of Shares and Payment of Purchase Price” and “— Conditions of the Offer.”

Blue Wolf’s Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MNGL.” As of March 18, 2013, the last reported closing price of the Ordinary Shares was $9.93 per share. Shareholders are urged to obtain current market quotations for the Ordinary Shares before deciding whether to tender their Ordinary Shares pursuant to the Offer. See “Price Range of Securities and Dividends.”

We also have outstanding units comprised of one Ordinary Share and one warrant to acquire one Ordinary Share (a “Warrant” and, together with one Ordinary Share, “Units”). Blue Wolf’s Warrants and Units also are listed on Nasdaq under the symbols “MNGLW” and “MNGLU,” respectively. The Offer is only open for our Ordinary Shares, but not those together as part of our Units. You may tender Ordinary Shares that are included in Units, but to do so you must separate such Ordinary Shares from the Warrants prior to tendering such Ordinary Shares. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. See “The Offer — Procedures for Tendering Ordinary Shares.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU DO NOT ACCEPT THE OFFER WITH RESPECT TO YOUR ORDINARY SHARES. IF YOU DO NOT TENDER YOUR SHARES AT THIS TIME, YOU WILL RETAIN THE RIGHT TO PARTICIPATE IN OUR INITIAL BUSINESS COMBINATION OR TO REDEEM YOUR PUBLIC SHARES AT THE TIME WE CONDUCT THE SECOND TENDER OFFER FOLLOWING EXECUTION OF THE DEFINITIVE AGREEMENT. WE URGE YOU TO RETAIN YOUR SHARES AND CONSIDER OUR INTENDED BUSINESS COMBINATION.

You must make your own decision as to whether to tender your Ordinary Shares and, if so, how many Ordinary Shares to tender. In doing so, you should read carefully the information in this Offer to Purchase and in the Letter of Transmittal, including the purposes and effects of the Offer. See “The Offer — Purpose of the Offer; Certain Effects of the Offer.” You should discuss whether to tender your Ordinary Shares with your broker, if any, or other financial advisor. See “Risk Factors” for a discussion of risks that you should consider before participating in the Offer.

Blue Wolf MHC Ltd., our Sponsor, which is owned by our officers, directors, advisors, their respective affiliates and other non-affiliates, and each of our officers and directors has agreed not to tender any Ordinary Shares pursuant to the Offer. See “The Offer — Purpose of the Offer; Certain Effects of the Offer” and “The Extension—Interests of Certain Persons in the Extension.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Ordinary Shares or passed upon the accuracy or adequacy of this Offer to Purchase or related documents. Any representation to the contrary is a criminal offense.

Questions and requests for assistance regarding the Offer may be directed to Morrow & Co., LLC, the information agent for the Offer (the “Information Agent”), at the telephone numbers set forth on the back cover of this Offer to Purchase. You may request additional copies of this Offer to Purchase, the Letter of Transmittal, and the other Offer documents from the Information Agent at the telephone numbers and address on the back cover of this Offer to Purchase. You may also contact your broker, dealer, commercial bank, trust company or nominee for copies of these documents.

March 20, 2013

IMPORTANT

If you desire to tender all or any portion of your Ordinary Shares, you must do one of the following before the Offer expires:

•	if your Ordinary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact the nominee and have the nominee tender your Ordinary Shares for you;

•	if you hold certificates for Ordinary Shares registered in your own name, you must complete and sign the accompanying Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees, the certificates for your Ordinary Shares and any other documents required by the Letter of Transmittal, to Continental Stock Transfer & Trust Company (the “Depositary”) at the address shown on the back cover of this Offer to Purchase. Do not send such materials to Blue Wolf or the Information Agent;

•	if you are an institution participating in The Depository Trust Company, you must tender your Ordinary Shares according to the procedure for book-entry transfer described in “The Offer — Procedures for Tendering Shares;” or

•	if you are the holder of Units and wish to tender Ordinary Shares included in such Units, you must separate the Ordinary Shares from the Units prior to tendering such Ordinary Shares pursuant to the Offer. You must instruct your broker to do so, or if you hold Units registered in your own name, you must contact the Depositary directly and instruct them to do so. If you fail to cause your Ordinary Shares to be separated in a timely manner before the Offer expires, you will likely not be able to validly tender such Ordinary Shares prior to the expiration of the Offer.

To validly tender Ordinary Shares pursuant to the Offer, other than Ordinary Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must properly complete and duly execute the Letter of Transmittal.

We are not making the Offer to shareholders in any jurisdiction where it would be illegal to do so. However, we may, at our discretion, take any actions necessary for us to comply with the applicable laws and regulations to make the Offer to shareholders in any such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Ordinary Shares pursuant to the Offer. You should rely only on the information contained in this Offer to Purchase and in the Letter of Transmittal or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation in connection with the Offer other than those contained in this Offer to Purchase or in the Letter of Transmittal. If anyone makes any recommendation or gives any information or representation regarding the Offer, you must not rely upon that recommendation, information or representation as having been authorized by us, our board of directors, the Depositary or the Information Agent. You should not assume that the information provided in this Offer to Purchase is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Offer to Purchase.

Questions and requests for assistance should be directed to Morrow & Co., LLC, the Information Agent for the Offer, at its address and telephone numbers set forth below and on the back cover of this Offer to Purchase. Additional copies of this Offer to Purchase, the Letter of Transmittal, and other materials related to the Offer may also be obtained for free from Morrow & Co., LLC. Copies of this Offer to Purchase, the Letter of Transmittal, and any other material related to the Offer may also be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance. See “Where You Can Find More Information.”

The Information Agent for the Offer is:

Morrow & Co., LLC
470 West Avenue, 3rd Floor,
Stamford, CT 06902
Telephone: (800) 662-5200
Banks and brokerage firms: (203) 658-9400

mngl.info@morrowco.com

Table of Contents

Page

Summary Term Sheet and Questions and Answers	1
Forward-Looking Statements	10
Risk Factors	11
Summary	16
The Extension	18
The Offer	22
Price Range of Securities and Dividends	35
Beneficial Ownership of Securities	36
Appraisal Rights	39
Where You Can Find More Information	39

Annex I -- Memorandum of Understanding, dated March 18, 2013

Summary Term Sheet and

Questions and Answers

This summary term sheet highlights important information contained in the Blue Wolf Mongolia Holdings Corp., a British Virgin Islands business company with limited liability (“Blue Wolf,” “we,” “us” or “our”), Offer to Purchase for Cash (the “Offer to Purchase”) the Ordinary Shares (as defined below) and the Transaction (as defined below). To understand the Offer (as defined below) and the Transaction fully and for a more complete description of the terms of the Offer and the Transaction, you should carefully read this entire Offer to Purchase and the Letter of Transmittal (the “Letter of Transmittal”), which collectively constitute the “Offer.” We have included references to the sections of this Offer to Purchase where you will find a more complete description of the topics addressed in this summary term sheet.

Ordinary Shares Subject of the Offer	Up to 7,006,515 Ordinary Shares, no par value (the Ordinary Shares”) of Blue Wolf.
Price Offered Per Ordinary Share	$9.97 net to the seller in cash, without interest thereon (the “Share Purchase Price” or “Purchase Price”).
Scheduled Expiration of Offer	11:59 p.m., New York City time, on April 16, 2013, unless the Offer is otherwise extended (the “Expiration Date”).
Party Making the Offer	Blue Wolf Mongolia Holdings Corp.

For further information regarding the Offer, see “The Offer.”

Who is offering to purchase the Ordinary Shares?

Blue Wolf is offering to purchase the Ordinary Shares. See “The Offer.”

What Ordinary Shares are sought?

We are offering to purchase up to 7,006,515 outstanding Ordinary Shares validly tendered and not properly withdrawn pursuant to the Offer. Approximately $9 million of the funds in the Trust Account will be used to pay certain fees and expenses relating to the Offer and the Transaction, certain contingency payments from the IPO as well as to meet our minimum cash requirements in connection with the closing of the Transaction. Accordingly, we expect approximately $70 million to be available to us to purchase 7,006,515 outstanding Ordinary Shares. If more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn, we will terminate or extend the Offer. Accordingly, there will be no proration in the event that more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn in the Offer. If we terminate the Offer, we will NOT: (i) purchase any Ordinary Shares pursuant to the Offer or (ii) conduct the Second Tender Offer following our execution of a definitive agreement with Li3 for the Transaction, and we will promptly return all Ordinary Shares delivered pursuant to the Offer at our expense.

Why are we making this Offer?

Pursuant to our Charter, Blue Wolf is required, in connection with an amendment to its Charter (as defined below), to provide all holders of Ordinary Shares issued as part of the units (“Public Shares”) sold in its initial public offering (the “IPO”) with the opportunity to redeem their Public Shares through a tender offer pursuant to the tender offer rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On March 18, 2013, we entered into a memorandum of understanding (“MOU”) with Li3 Energy, Inc. (“Li3”), pursuant to which our wholly-owned subsidiary will merge with and into Li3 and Li3’s shareholders will receive one ordinary share of Blue Wolf for every 250 Li3 shares they own (the “Transaction”). We intend to negotiate and execute a definitive agreement with Li3 in accordance with the terms of the MOU. In connection with the consummation of a business combination (assuming completion of this Offer and shareholder approval of the Extension (as defined below)), we intend to conduct a second redemption of then outstanding Ordinary Shares for cash (the “Second Tender Offer”) pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”) and the terms of the Transaction. There can be no guarantee that we will be successful in entering into a definitive agreement with Li3 and even if we do enter into a definitive agreement with Li3, there can be no assurance that we will be able to consummate a business combination with Li3. If we do not enter into a definitive agreement or consummate a business combination with Li3, we may pursue business combinations with other entities.

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Even if we enter into a definitive agreement with Li3, we will not be able to consummate the Transaction prior to April 20, 2013, the termination date required by our Amended and Restated Memorandum and Articles of Association (the “Charter”). Since we will not be able to complete the business combination prior to the termination date, our board of directors has determined that it would be in the best interests of our shareholders to amend the Charter to extend such termination date for a period of three months until July 22, 2013, rather than liquidate as required by the Charter (the “Extension”). In connection with the Extension, the board of directors has determined that it is in the Company’s best interest to allow shareholders holding our Public Shares the opportunity to redeem their Public Shares for a pro rata portion of the funds held in the trust account established to hold the proceeds of our IPO (the “Trust Account”). This Offer is being made in connection with the Extension to provide our shareholders an opportunity to redeem their Public Shares for a pro-rata portion of our Trust Account in the event our shareholders approve the Extension.

Promptly following the scheduled Expiration Date, we will publicly announce whether the offer conditions have been satisfied or waived and whether the Offer has been terminated. If such offer conditions are satisfied or waived, promptly after the Expiration Date and contemporaneous with the completion of the Extension, we will purchase and pay the Purchase Price for each Share validly tendered and not properly withdrawn. The Extension must be approved at a meeting of our shareholders pursuant to our Charter. See “The Extension.”

Is there a business combination agreement related to the Offer?

No. While we have entered into a MOU with Li3, we have not yet entered into a business combination agreement. We have entered into negotiations with Li3 with respect to a business combination agreement. Notwithstanding the status of any such negotiations, this Offer relates only to the Extension and not our potential business combination. In the event that the Extension is approved by our shareholders and this Offer is completed prior to April 20, 2013, then we intend to continue negotiating the terms of a business combination and if we do enter into a definitive agreement for a business combination, we will announce the entry into such an agreement, including the material terms and conditions thereof. There can be no guarantee that we will be successful in entering into a definitive agreement for a business combination and even if we do enter into a definitive agreement for a business combination, there can be no assurance that such business combination will be consummated. If we do not enter into a definitive agreement or consummate a business combination with Li3, we may pursue business combinations with other entities.

Who is Li3?

Li3 (OTCBB: LIEG), a Nevada corporation, is a South America-based exploration stage company in the lithium mining and energy sector which files public reports with the SEC. Li3 aims to acquire, develop and commercialize a significant portfolio of lithium brine deposits in the Americas. It is currently focused on exploring, developing and commercializing its 60% controlling interest in its flagship Maricunga Project located in the northeast section of the Salar de Maricunga in Region III of Atacama, in northern Chile. In Chile, its assets consist of 1,438 hectares located within Salar de Maricunga as well as 4,900 hectares of other prospective land holdings that are strategically located within close proximity to the salar that could serve as potential processing sites for the project. Together, its total Chilean land holdings consist of 6,338 hectares, and it believes it is one of the only companies with an advanced stage lithium and potassium project within Salar de Maricunga. Li3 plans to continue exploring other synergistic opportunities to further augment and strengthen this property and its land portfolio throughout the region. With the completion of the NI 43–101 Compliant Measured Resource Report in May 2012, Li3’s goals are to: (a) advance Maricunga to the Feasibility Stage; (b) support the global implementation of clean and green energy initiatives; (c) meet growing lithium market demand; and (d) become a mid-tier, low cost supplier of lithium, potassium nitrate, and other strategic minerals, serving global clients in the energy, fertilizer and specialty chemical industries. Additional information regarding Li3 can be found in its filings with the SEC as well as on its website at www.li3energy.com. None of the information on Li3’s website shall be deemed to be a part of this Offer to Purchase.

What are the terms of the MOU?

Pursuant to the MOU, our wholly-owned subsidiary will merge with and into Li3 and Li3’s shareholders will receive one ordinary share of Blue Wolf for every 250 Li3 shares they own. The execution of a definitive agreement is subject to a number of conditions, including (i) the satisfactory completion of due diligence of the parties, (ii) the execution of lockup and support agreements, (iii) the approval of the Extension by Blue Wolf’s shareholders and (iv) the completion of this Offer. In addition, our Sponsor will forfeit 80% of its Founder Shares (as defined below) and 80% of its Sponsor Warrants (as defined below) upon the closing of the Transaction. The remaining Founder Shares held by our Sponsor subsequent to the closing of the Transaction will not be subject to any existing forfeiture provisions. The definitive agreement will include customary closing conditions including necessary shareholder and regulatory approvals and the Trust Account having a minimum of $5.0 million of cash upon the consummation of the Transaction (giving effect to redemptions by Blue Wolf shareholders and after payment of both Blue Wolf’s expenses related to the consummation of a Transaction and its deferred underwriting fees related to its IPO). In addition, certain shareholders of Li3 (including POSCO and Li3’s officers and directors) will agree to vote in favor of the Transaction and be restricted from selling any shares they receive until the expiration of the lockup for Blue Wolf’s insiders. Li3 shareholders holding a minimum of 50% of Li3’s outstanding shares will agree to assign their proxy to Li3 to vote in favor of the Transaction and to be restricted from selling any Li3 shares until the closing of the Transaction. Subject to certain exceptions, Li3 has agreed that until May 10, 2013, neither it nor any of its directors or officers will solicit or discuss any proposals with third parties for a business combination or a sale of its securities or material assets.

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We intend to negotiate and execute a definitive agreement with Li3 for the Transaction in accordance with the terms of the MOU. In connection with the consummation of a business combination (assuming completion of this Offer and shareholder approval of the Extension (as defined below)), we intend to conduct a second redemption of then outstanding Ordinary Shares for cash (the “Second Tender Offer”) pursuant to the tender offer rules of the SEC and the terms of the Transaction. There can be no guarantee that we will be successful in entering into a definitive agreement with Li3 and even if we do enter into a definitive agreement with Li3, there can be no assurance that we will be able to consummate a business combination with Li3. If we do not enter into a definitive agreement or consummate a business combination with Li3, we may pursue business combinations with other entities.

Are the Offer and the Extension conditioned on one another?

Yes. It is a condition to the consummation of the Extension that the Offer is conducted in accordance with the terms of our Charter and that Blue Wolf shall have accepted the Public Shares validly tendered and not properly withdrawn pursuant to the Offer and that no more than 7,006,515 of the Public Shares be validly tendered and not properly withdrawn through this Offer. The Offer is also subject to the condition that the Extension Condition (as described below) is satisfied.

Is there a shareholder meeting related to the Extension?

Yes. In order to effect the Extension, shareholders must approve certain amendments to our Charter and the trust agreement governing the Trust Account. Accordingly, we will convene a meeting of shareholders on April 15, 2013 to consider and vote on these amendments. Shareholders are encouraged to review the proxy solicitation materials relating to the shareholder meeting being held to approve the Extension, which documents will be filed with the SEC and mailed to shareholders upon commencement of the proxy solicitation. You may participate in the Offer whether you vote in favor or against the Extension proposals.

Does my vote with respect to the Extension and other proposals affect my right to tender my Public Shares?

No. How you vote with respect to the proposals does not affect your right to tender your shares.

What if more than 7,006,515 Ordinary Shares are validly tendered in this Offer?

If more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn or if we are unable to satisfy the Extension Condition (as defined below), we may amend, terminate or extend the Offer until April 19, 2013. If we terminate the Offer, we will NOT: (i) purchase any Ordinary Shares pursuant to this Offer or (ii) conduct the Second Tender Offer following our execution of a definitive agreement with Li3 for the Transaction. Ordinary Shares tendered pursuant to the Offer but not purchased in the Offer will be returned at our expense promptly following the expiration or termination of the Offer.

What will be the purchase price for the Ordinary Shares and what will be the form of payment?

The Share Purchase Price for the Offer is $9.97 per share. All Ordinary Shares we purchase pursuant to the Offer will be purchased at the Share Purchase Price. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration.” If your Ordinary Shares are purchased in the Offer, you will be paid the Share Purchase Price, in cash, without interest, promptly after the Expiration Date. Our Charter requires that we offer a price per Ordinary Share equal to the amount held in the Trust Account excluding interest earned thereon (which will be released to us for working capital) as of the date that is two business days prior to commencement of the Offer but net of taxes payable, divided by 8,050,000 Public Shares. Under no circumstances will we pay interest on the Share Purchase Price including but not limited to, by reason of any delay in making payment. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration” and “— Purchase of Shares and Payment of Purchase Price.”

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Why is Blue Wolf tendering for the Ordinary Shares if Blue Wolf’s board recommends that I DO NOT tender my shares?

Blue Wolf cannot consummate the Offer if more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn in the Offer. Accordingly, Blue Wolf’s board recommends that you do not tender your Ordinary Shares so the acquisition of Li3 can be consummated. However, Blue Wolf commenced this Offer to provide shareholders an opportunity to redeem their Public Shares for a pro-rata portion of the Trust Account in the event shareholders approve the Extension.

How is the Offer different from typical tender offers?

Typically an issuer or a third party commencing a tender offer wants to purchase the entire amount of the securities they are offering to purchase. In this case, Blue Wolf does not want its shareholders to tender any Ordinary Shares, and Blue Wolf’s board of directors recommends that existing shareholders not tender their Ordinary Shares after they review this Offer to Purchase. In fact, unlike most tender offers where an offeror’s purchase of securities enables them to consummate a business combination, here, your decision to tender your Ordinary Shares may make it less likely that we can consummate the Transaction with Li3 because if more than 7,006,515 Ordinary Share are validly tendered and not properly withdrawn in the Offer, we will not be able to consummate the Offer. In essence, the Offer functions as a “reverse” tender offer in which a shareholder can exercise their redemption rights for Ordinary Shares and we will only be able to consummate the Offer if no more than 7,006,515 Ordinary Shares are tendered in the Offer. Accordingly, your decision to tender your Ordinary Shares in the Offer would make it less likely that we will be able to conduct the Second Tender Offer and consummate the Transaction.

In addition, unlike a typical tender offer, there will be no proration in the event more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn in the Offer. If more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn, we will terminate the Offer. Shareholders have the right, pursuant to our Charter, to a pro rata portion of our Trust Account, absent a business combination, only in the event of our liquidation. Consequently, if we terminate the Offer, we will NOT: (i) purchase any Ordinary Shares pursuant to the Offer or (ii) conduct the Second Tender Offer following our execution of a definitive agreement with Li3 (or another target) for the Transaction, and we will promptly return all Ordinary Shares delivered pursuant to the Offer at our expense upon expiration or termination of the Offer.

What is the background of Blue Wolf?

Blue Wolf was formed on March 11, 2011, pursuant to the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more operating businesses. Blue Wolf consummated its IPO of 8,050,000 units, each unit consisting of one Ordinary Share and one warrant to purchase one Ordinary Share (a “Warrant” and, together with one Ordinary Share, a “Unit”) on July 20, 2011. The net proceeds of the IPO, together with $3,125,000 from Blue Wolf’s sale of 4,166,667 Warrants to our Sponsor (“Sponsor Warrants”), plus deferred underwriting fees in connection with our IPO of $2,415,000 for an aggregate of approximately $80 million, were deposited in the Trust Account. If Blue Wolf does not consummate its initial business combination and its shareholders do not approve the Extension by April 19, 2013, it must liquidate the Trust Account to the holders of the Public Shares and dissolve.

What are the most significant conditions to the Offer?

Our obligation to purchase Ordinary Shares validly tendered and not properly withdrawn prior to the Expiration Date is conditioned upon, among other things:

•	the Extension having been approved by our shareholders (we refer to this condition, which is not waivable, as the “Extension Condition”); and

•	no more than 7,006,515 Ordinary Shares having been validly tendered and not properly withdrawn prior to the Expiration Date (we refer to this condition, which is not waivable, as the “Maximum Tender Condition”).

The consummation of the Extension and fulfillment of the Extension Condition are subject to the satisfaction on or prior to April 19, 2013 of each of the following conditions:

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•	the Blue Wolf shareholder proposal to amend the Charter to extend the date by which Blue Wolf must consummate its initial business combination from April 20, 2013 to July 22, 2013 (the “Extension Amendment”) having been approved by the affirmative vote of 65% of our outstanding Ordinary Shares;

•	the Blue Wolf shareholder proposal to amend the Charter to remove the requirement that Blue Wolf acquire a target business that has a fair market value equal to at least 80% of the value of the funds held in the Trust Account (the “80% Amendment”), having been approved by the affirmative vote of 65% of our outstanding Ordinary Shares; and

•	the Blue Wolf shareholder proposal to amend the Investment Management Trust Agreement (the “IMTA”), by and between Blue Wolf and Continental Stock Transfer & Trust Company entered into at the time of the IPO to (i) permit the withdrawal from the Trust Account of an amount sufficient to purchase the Ordinary Shares validly tendered and not withdrawn in the Offer and (ii) extend the date on which to liquidate the Trust Account in accordance with the IMTA to July 22, 2013 (the “IMTA Amendment”), having been approved by the affirmative vote of 65% of our outstanding Ordinary Shares.

In addition, the Offer and the Extension are also subject to a number of other customary conditions. We refer to the conditions to the Offer, including the Extension Condition and the Maximum Tender Condition, as the “offer conditions.” See “The Offer — Conditions of the Offer.”

Why are we making the Offer?

Our business objective is to enter into a definitive agreement with Li3 for the Transaction and consummate the Transaction. If more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn pursuant to the Offer, we will terminate or extend the Offer. If we terminate the Offer, we will NOT: (i) purchase any Ordinary Shares pursuant to the Offer or (ii) conduct the Second Tender Offer following our execution of a definitive agreement with Li3 for the Transaction, and we will promptly return all Ordinary Shares delivered pursuant to the Offer at our expense upon expiration or termination of the Offer. Accordingly, our board of directors recommends that you NOT tender Ordinary Shares pursuant to the Offer because each Ordinary Share tendered in the Offer reduces the amount of funds available to us to consummate the Transaction and provide funds for the investment and working capital purposes of the combined company upon consummation of the Transaction. The greater the number of Ordinary Shares tendered pursuant to the Offer, the less likely it will be that we will meet the Extension Condition and, consequently, the less likely it will be that we will be able to conduct the Second Tender Offer and consummate the Transaction.

Promptly following the scheduled Expiration Date, we will publicly announce whether the Extension Condition and the other conditions to the Offer have been satisfied or waived and whether the Offer has been completed, terminated, extended or delayed. If such conditions are satisfied or waived, promptly after the Expiration Date and contemporaneous with the completion of the Extension, Blue Wolf shall purchase and pay the Purchase Price for each Ordinary Share validly tendered and not properly withdrawn prior to the Expiration Date. See “The Transaction.”

How will Blue Wolf fund the payment for the Ordinary Shares?

Blue Wolf will use funds raised in connection with its IPO, which funds are currently held in the Trust Account for the benefit of our public shareholders and which funds will become available to us from the Trust Account in the event the Extension Condition is met. In the event that the proposal to amend the IMTA is approved, funds in our Trust Account will be available for us to purchase your Ordinary Shares in the Offer. In the event the Extension is approved by our shareholders, depending on the results of the Offer, we expect that approximately $70 million will be released to us from the Trust Account if 7,006,515 Ordinary Shares are tendered; however, if no Ordinary Shares are validly tendered in the Offer, none of the cash will be released to us from the Trust Account. As of February 28, 2013, Blue Wolf had approximately $49,000 of cash and cash equivalents on hand outside of the Trust Account, which amount represents the balance of loans in the aggregate amount of $200,000 received from our Sponsor. See “The Offer — Source and Amount of Funds.”

How long do I have to tender my Ordinary Shares?

You may tender your Ordinary Shares pursuant to the Offer until the Offer expires on the Expiration Date. Blue Wolf will not have sufficient time to extend the Offer beyond April 19, 2013 if required as a result of the SEC’s staff review of this Offer to Purchase and related materials, in which case we will terminate the Offer. The Offer will expire on Tuesday, April 16, 2013, at 11:59 p.m., New York City time, unless we terminate or extend the Offer. See “The Offer — Number of Ordinary Shares; Share Purchase Price; No Proration” and “— Extension of the Offer; Termination; Amendment.” If a broker, dealer, commercial bank, trust company or other nominee holds your Ordinary Shares, it is likely the nominee has established an earlier deadline for you to act to instruct the nominee to accept the Offer on your behalf. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee to find out the nominee’s deadline. See “The Offer — Procedures for Tendering Shares.”

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Can the Offer be extended, amended or terminated and, if so, under what circumstances?

Due to the requirement in our Charter and the agreement governing the Trust Account that we must liquidate the Trust Account by April 20, 2013, we will not extend the Offer beyond April 19, 2013. We intend to provide interim amendments to the Offer electronically via filings with the SEC. We can terminate the Offer if any of the offer conditions listed in “The Offer — Conditions of the Offer” occur, or the occurrence thereof has not been waived. See “The Offer — Extension of the Offer; Termination; Amendment.”

How will I be notified if the Offer is amended or terminated?

We will announce any amendment to or termination of the Offer by promptly making a public announcement of the amendment or termination. See “The Offer — Extension of the Offer; Termination; Amendment.”

How do I tender my Ordinary Shares?

 If you hold your Ordinary Shares in your own name as a holder of record and decide to tender your Ordinary Shares, you must deliver your Ordinary Shares by mail or physical delivery and deliver a completed and signed Letter of Transmittal or an Agent’s Message (as defined in “The Offer — Procedures for Tendering Shares”) to Continental Stock Transfer & Trust Company (the “Depositary”) before 11:59 p.m., New York City time, on Tuesday, April 16, 2013 or such later time and date to which we may extend the Offer. Shareholders should not deliver any such materials to Blue Wolf or the Information Agent.

If you hold your Ordinary Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must contact your broker or other nominee if you wish to tender your Ordinary Shares. See “The Offer — Procedures for Tendering Shares” and the instructions to the Letter of Transmittal.

If you are an institution participating in The Depository Trust Company (“DTC”), you must tender your Ordinary Shares according to the procedure for book-entry transfer described in “The Offer — Procedures for Tendering Shares.”

You may contact Morrow & Co., LLC, the information agent for the Offer (the “Information Agent”), or your broker for assistance. The telephone numbers for the Information Agent are set forth on the back cover of this Offer to Purchase. See “The Offer — Procedures for Tendering Shares” and the instructions to the Letter of Transmittal.

Can I tender my Units?

No. If you hold Units, comprised of one Ordinary Share and a Warrant, and desire to tender the Ordinary Shares included in such Units, you must separate the Ordinary Shares from the Warrants that comprise the Units prior to tendering your Ordinary Shares pursuant to the Offer. You may instruct your broker to do so, or if you hold Units registered in your own name, you must contact the Depositary directly and instruct them to do so. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Ordinary Shares to be separated in a timely manner before the Offer expires, you will likely not be able to validly tender those Ordinary Shares prior to the expiration of the Offer. See “The Offer — Procedures for Tendering Shares.

Can I tender my Warrants?

No. Blue Wolf is not offering to purchase its Warrants in the Offer. Furthermore, our Warrants are not exercisable until 30 days after the consummation of the Transaction and therefore a Warrant holder will not be able to exercise his, her or its Warrants to purchase Ordinary Shares and then tender the Ordinary Shares pursuant to the Offer.

Until what time can I withdraw previously tendered Ordinary Shares?

You may withdraw Ordinary Shares that you have previously tendered pursuant to the Offer at any time prior to the Expiration Date, namely 11:59 p.m. on Tuesday, April 16, 2013. Although pursuant to Rule 13e-4(f)(2)(ii) promulgated under the Exchange Act, you would also have the right to withdraw your previously tendered Ordinary Shares at any time after 11:59 p.m., New York City time, on Tuesday, May 14, 2013 if not accepted prior to such time, we will cease operations, distribute the proceeds held in our Trust Account to the holders of our Public Shares and begin to liquidate Blue Wolf if shareholders do not approve the Extension by April 19, 2013. Except as otherwise provided in “The Offer — Withdrawal Rights,” tenders of Ordinary Shares are irrevocable.

How do I properly withdraw Ordinary Shares previously tendered?

 You must deliver, on a timely basis, a written notice of your withdrawal to the Depositary at the address appearing on the back cover page of this Offer to Purchase. Your notice of withdrawal must specify your name, the number of Ordinary Shares to be withdrawn and the name of the registered holder of such Ordinary Shares. Certain additional requirements apply if the certificates for Ordinary Shares to be withdrawn have been delivered to the Depositary or if your Ordinary Shares have been tendered under the procedure for book-entry transfer set forth in “The Offer — Procedures for Tendering Shares.” See “The Offer — Withdrawal Rights.”

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Has Blue Wolf or its board of directors adopted a position on the Offer?

Our intention is to enter into a definitive agreement with Li3 for the Transaction, conduct the Second Tender Offer in connection therewith and consummate the Transaction. Our board of directors has unanimously (i) approved our making the Offer, (ii) declared the advisability of and approved the Extension and the related shareholder proposals, and (iii) determined that the Extension is in the best interests of the shareholders of Blue Wolf. If you tender your Ordinary Shares pursuant to the Offer, you will not be a shareholder after the Extension and you will not have an opportunity to participate in the Transaction. You must make your own decision as to whether to tender your Ordinary Shares and, if so, how many Ordinary Shares to tender. In doing so, you should read carefully the information in this Offer to Purchase and in the Letter of Transmittal.

When and how will Blue Wolf pay for the Ordinary Shares I tender that are accepted for payment?

Blue Wolf will pay the Share Purchase Price in cash, without interest, for the Ordinary Shares accepted for payment by depositing the aggregate Purchase Price with the Depositary promptly after the expiration of the Offer provided that the offer conditions are satisfied or, if waivable, waived. The Depositary will act as your agent and will transmit to you the payment for all of your Ordinary Shares accepted for payment. See “The Offer — Purchase of Shares and Payment of Purchase Price.”

Will I have to pay brokerage fees and commissions if I tender my Ordinary Shares?

 If you are a holder of record of your Ordinary Shares and you tender your Ordinary Shares directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your Ordinary Shares in street name through a broker, bank or other nominee and your broker tenders Ordinary Shares on your behalf, your broker may charge you a fee for doing so. We urge you to consult your broker or nominee to determine whether any charges will apply. See “The Offer — Procedures for Tendering Shares.”

What are the U.S. federal income tax consequences if I tender my Ordinary Shares?

The receipt of cash for your tendered Ordinary Shares will generally be treated for U.S. federal income tax purposes either as (i) a sale of your tendered Ordinary Shares or (ii) a corporate distribution. See “The Offer — Material U.S. Federal Income Tax Considerations.”

Will I have to pay stock transfer tax if I tender my Ordinary Shares?

 We will not pay any stock transfer taxes in connection with this Offer. If you instruct the Depositary in the Letter of Transmittal to make the payment for the Ordinary Shares to the registered holder, you may incur domestic stock transfer tax. See “The Offer — Purchase of Shares and Payment of Purchase Price.”

How will the Offer affect the number of our outstanding shares and holders?

Immediately following the Offer, we will have 10,062,500 Ordinary Shares outstanding in the event no Ordinary Shares are tendered in this Offer, and 2,918,819 Ordinary Shares outstanding in the event 7,006,515 Ordinary Shares are accepted in the Offer. See “The Offer — Purpose of the Offer; Certain Effects of the Offer” and “Beneficial Ownership of Securities.”

To the extent any of our shareholders validly tender their Ordinary Shares (without subsequently properly withdrawing such tendered Ordinary Shares) and that tender is accepted, the number of our holders following the Offer would be reduced. See “The Offer — Purpose of the Offer; Certain Effects of the Offer.”

Will our Sponsor tender its Ordinary Shares in the Offer?

No. Our Sponsor currently holds 2,012,500 Ordinary Shares. Our Sponsor has agreed not to tender any of its Ordinary Shares pursuant to the Offer. See “The Offer — Purpose of the Offer; Certain Effects of the Offer.”

What will happen if I do not tender my Public Shares?

Shareholders who choose not to tender their Public Shares will retain their Public Shares, and they will be able to tender their Public Shares in a subsequent tender offer conducted by Blue Wolf in connection with the consummation of the Transaction. If you do not tender your shares at this time, you will retain the right to participate in our initial business combination or to redeem your Public Shares at the time we conduct the Second Tender Offer following execution of the definitive agreement. See “The Extension” and “The Offer — Purpose of the Offer; Certain Effects of the Offer.”

If I object to the price being offered for my Ordinary Shares, will I have appraisal rights?

No. No appraisal rights will be available to you in connection with the Offer or the Extension. See “Appraisal Rights.”

What is the recent market price for the Ordinary Shares?

As of March 18, 2013, the last reported closing price on the Nasdaq Capital Market (“Nasdaq”) of Blue Wolf’s Ordinary Shares was $9.93. You are urged to obtain current market quotations for the Ordinary Shares before deciding whether to tender your Ordinary Shares. See “Price Range of Securities and Dividends.”

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What interests do our Sponsor, directors and executive officers have in the Extension?

Our Sponsor, directors and executive officers have interests in the Extension that may be different from, or in addition to, the interests of Blue Wolf shareholders. These interests include:

•	Our Sponsor (which is directly or indirectly controlled by certain of our officers and directors) owns 2,012,500 Ordinary Shares (the “Founder Shares”) which it acquired for $25,000 and which have an aggregate value of approximately $20.0 million based on the closing price of the Ordinary Shares on the Nasdaq of $9.93 as of March 18, 2013. It has waived its right to receive distributions with respect to its shares upon Blue Wolf’s liquidation, which will occur if Blue Wolf is unable to consummate the Offer by April 19, 2013. Accordingly, the Sponsor’s Founder Shares will be worthless if Blue Wolf is forced to liquidate.

•	Our Sponsor owns 4,166,667 Sponsor Warrants, which it acquired for $3,125,000 and which have an aggregate value of $1.7 million based on the closing price of the Warrants on the Nasdaq of $0.40 as of March 18, 2013. In the event of Blue Wolf’s liquidation, the Sponsor Warrants will expire worthless.

•	As of the date of this Offer, our Sponsor has made loans to us in the aggregate amount of $300,000. In the event of liquidation, we will not be able to repay the loans to our Sponsor.

•	Each of our current directors and officers will be reimbursed from our funds held outside of the Trust Account for out-of-pocket expenses incurred by him in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations, but only if the business combination is consummated. In the event shareholders approve the Extension and we consummate the Transaction, all such expenses will be paid by us in full.

•	If Blue Wolf liquidates in the event it is unable to consummate the Transaction, Messrs. Kraus and Edwards may be liable to us in the event any claims by a vendor for services rendered or a prospective target business with which we have discussed entering into a business combination reduce the amounts in the Trust Account below $9.97 per share except in certain circumstances. See “The Extension—Interests of Certain Persons in the Extension” and “—Officer and Director Liability.”

These interests may influence the Blue Wolf directors and executive officers in the negotiation of the MOU and the definitive agreement. See “Risk Factors — Risks Relating to the Extension,” “The Extension— Interests of Certain Persons in the Extension.”

What happens if the Extension is not approved by shareholders?

If shareholders do not approve the Extension by April 19, 2013, then we will terminate the Offer and, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of Public Shares from the Trust Account shall be done automatically by function of our Charter prior to any voluntary winding up, although at all times subject to the BVI Business Companies Act, 2004 of the British Virgin Islands (the “Companies Act”). Our Sponsor has agreed to waive its right to receive liquidating distributions as to the Founder Shares if we fail to consummate our initial business combination within the requisite time period. However, if our Sponsor or any of our officers, directors or affiliates acquire Public Shares in or after our IPO, they will be entitled to receive liquidating distributions with respect to such Public Shares if we fail to consummate our initial business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to our Warrants, which will expire worthless in the event shareholders do not approve the Extension by April 19, 2013. We will pay the costs of our liquidation of the Trust Account from our remaining assets outside of the Trust Account. However, if those funds are not sufficient to cover these costs and expenses, we may request the trustee to release to us an amount of up to $50,000 of such accrued interest to pay those costs and expenses. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

What happens to the funds deposited in the Trust Account following the Extension?

If shareholders approve the Extension, then an amount of funds held in the Trust Account sufficient to purchase Public Shares which have been validly tendered and not withdrawn (up to $69,854,955) will be released to us to pay the Purchase Price to shareholders tendering their Shares in the Offer. The balance of the funds will remain in the Trust Account until we conduct the Second Tender Offer and consummate a business combination or liquidate in the event we are unable to consummate a business combination prior to July 22, 2013.

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Who do I contact if I have questions about the Offer?

For additional information or assistance or to request additional copies of this Offer to Purchase or other Offer documents, you may contact the Information Agent at the address and telephone numbers set forth on the back cover of this Offer to Purchase.

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 FORWARD-LOOKING STATEMENTS

Some of the statements in this Offer to Purchase constitute “forward-looking statements.” When used in this Offer to Purchase, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “potential” and “should,” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives and similar matters are forward-looking statements.

 Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control), set forth in this section and elsewhere in this Offer to Purchase, that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Our future results may differ materially from those expressed in these forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of the Offer to Purchase, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These risks, uncertainties and other important factors include, but are not limited to, the statements set forth under “Risk Factors” and the following:

•	the risk that more than 7,006,515 Ordinary Shares will be validly tendered and not properly withdrawn prior to the Expiration Date which would then cause us to withdraw the Offer;

•	the risk that shareholders do not approve the Extension, which would then cause us to withdraw the Offer;

•	the risk that governmental and regulatory review of the tender offer documents may result in the inability of Blue Wolf to complete the Offer by April 19, 2013;

•	the risk that we will not be able to enter into a definitive agreement with Li3 or any other target;

•	the ability of Blue Wolf to effect the Extension or consummate a business combination;

•	the risk that a condition to consummation of the Extension may not be satisfied or waived;

•	the ability to meet the Nasdaq listing standards, including having the requisite number of shareholders;

•	potential changes in the legislative and regulatory environments;

•	potential volatility in the market price of the Ordinary Shares; and

•	other factors discussed in “Risk Factors.”

You should carefully consider these risks, in addition to the risks factors set forth in the section titled “Risk Factors” and other information in this Offer to Purchase and in our other filings with the SEC, including the final prospectus related to our IPO dated July 14, 2011 (Registration No. 333-173419) and our Annual Report on Form 10-K (File No. 001-35234) for the fiscal year ended February 29, 2012. The documents we file with the SEC, including those referred to above, also discuss some of the risks that could cause actual results to differ from those contained or implied in the forward-looking statements. See “Where You Can Find More Information.”

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RISK FACTORS

You should carefully consider the following risk factors in addition to the other information included in this Offer to Purchase, including matters addressed in the section entitled “Forward-Looking Statements” before you decide whether to tender Ordinary Shares in the Offer. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business. The following discussion should be read in conjunction with the final prospectus related to our IPO dated July 14, 2011 (Registration No. 333-173419) and our Annual Report on Form 10-K for the fiscal year ended February 29, 2012 (File No. 001-35234) and other reports we file from time to time with the SEC.

Risks Related to the Offer

There is no guarantee that your decision whether or not to tender your Ordinary Shares will put you in a better future economic position.

We can give no assurance as to the price at which a shareholder may be able to sell its Ordinary Shares in the future following the completion of the Offer. Certain events may cause an increase in our share price, and may result in a lower value realized now than you might realize in the future had you not agreed to tender your Ordinary Shares. Similarly, if you do not tender your Ordinary Shares, you will bear the risk of ownership of your shares until at least our conduct of the Second Tender Offer and, although we anticipate the per share price in the Second Tender Offer will be the same as the Share Purchase Price in this Offer, there can be no assurance that you can sell your shares thereafter for a greater amount than the Share Purchase Price. You should consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.

If certain conditions are not met, Blue Wolf may terminate the Offer.

If shareholders approve the Extension, we plan to use the cash available from the funds held in the Trust Account to purchase the Shares validly tendered and not properly withdrawn pursuant to the Offer. However, if the Extension Condition or the Maximum Tender Condition are not satisfied, we will not be able to access the funds held in the Trust Account and thus will need to terminate or extend the Offer. See “The Offer — Conditions of the Offer.”

If we are required to extend the Offer beyond April 19, 2013, we will need to terminate the Offer.

Due to the requirement in our Charter and in the agreement governing the Trust Account that we must liquidate the Trust Account by April 20, 2013, we will not extend the Offer beyond April 19, 2013. If we are required to extend the Offer beyond April 19, 2013 pursuant to the tender offer rules, we will need to terminate the Offer. See “The Offer — Extension of the Offer; Termination; Amendment.”

Risks Relating to the Extension

We will not be able to complete a business combination within the required time frame, and unless the Extension is completed, we will be forced to liquidate the Trust Account and our Warrants will expire worthless.

Pursuant to the Charter, if we are unable to complete a business combination by April 20, 2013 we will be forced to liquidate the Trust Account. Accordingly, if shareholders do not approve the Extension by April 19, 2013, we will, in accordance with the IMTA, liquidate the Trust Account since we will not have sufficient time to compete a business combination by April 20, 2013. Furthermore, there will be no distribution with respect to our outstanding Warrants which will expire worthless if we liquidate before the completion of a business combination.

If the Extension is approved, you will not have any rights or interest in funds from the Trust Account, except under certain limited circumstances, and therefore may not have access to such funds until July 22, 2013.

Our holders of Public Shares are entitled to receive funds from the Trust Account only in the event of the liquidation of the Trust Account or if they seek to redeem their respective Public Shares for cash in connection with a business combination or, if approved, in connection with the Extension. In no other circumstances does a shareholder have any right or interest of any kind in the Trust Account. Therefore, if the Extension is approved, you may not be able to obtain access to such funds until we conduct the Second Tender Offer or, if we liquidate, until July 22, 2013.

Concentration of ownership after the Extension may have the effect of delaying or preventing a change in control.

If the Extension is approved, our Sponsor (an entity controlled by our officers and directors), which has agreed not to tender any Ordinary Shares pursuant to the Offer, will own approximately 66% of the voting power of Blue Wolf assuming that 7,006,515 of the Ordinary Shares are validly tendered and not properly withdrawn in the Offer and none of the outstanding Warrants are exercised. As a result, the Sponsor will have the ability to influence the outcome of corporate actions of Blue Wolf requiring shareholder approval. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our Ordinary Shares.

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Our Sponsor and our officers and directors have certain interests in effecting the Extension that may have influenced their decision to approve the Extension.

Our Sponsor, which is controlled by our officers and directors, owns 2,012,500 Founder Shares and 4,166,667 Sponsor Warrants. Our Sponsor has waived its right to receive distributions with respect to the Founder Shares upon liquidation of the Trust Account which will occur if Blue Wolf is unable to effect the Extension by April 19, 2013 or consummate a business combination by April 20, 2013. In addition, in the event of the liquidation of the Trust Account, our Warrants, including the Sponsor Warrants, will expire worthless. The financial interests of our Sponsor and our officers and directors may have influenced their decision to approve the Extension. You should consider these interests when evaluating the Extension and the Offer. See “The Extension—Interests of Certain Persons in the Extension.”

Blue Wolf has incurred and expects to incur significant costs associated with the Extension. Whether or not the Extension is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Blue Wolf.

Blue Wolf expects to incur significant costs associated with the Extension and the Offer, a portion of which may be advanced by our Sponsor. As of the date of this Offer, our Sponsor has made loans to us in the aggregate amount of $300,000. Whether or not the Extension is completed, Blue Wolf expects to incur approximately $250,000 in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Blue Wolf upon the consummation of a business combination.

Risks Related to Blue Wolf

If the Extension is not approved, we will be required to liquidate.

Pursuant to our Charter, we have until April 20, 2013 to complete a business combination. If shareholders do not approve the Extension by April 19, 2013, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein.

If we are unable to consummate a business combination, our public shareholders may be forced to wait beyond April 20, 2013 before redemptions from our Trust Account become available.

If we are unable to consummate our business combination by April 20, 2013 (or July 22, 2013 if the Extension is approved), we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of Public Shares from the Trust Account shall be effected automatically by function of our Charter prior to any voluntary winding up. If we are required to wind-up, liquidate the Trust Account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond April 20, 2013 (or July 22, 2013 if the Extension is approved) before the redemption proceeds of our Trust Account become available to them, and they receive the return of their pro rata portion of the Trust Account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation and only then in cases where investors have sought to redeem their Public Shares pursuant to the Second Tender Offer. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our business combination.

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If we liquidate, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.

Pursuant to, among other documents, our Charter, if we do not complete our business combination by April 20, 2013 (and the Extension is not approved by our shareholders), this will trigger an automatic redemption of our Ordinary Shares using the available funds in the Trust Account pursuant to our Charter, resulting in our repayment of available funds in the Trust Account together with our subsequent voluntary liquidation as may be determined by our directors. In connection with such a voluntary liquidation, the liquidator would give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement locally in the British Virgin Islands and in our principal place of business or in the place the liquidator is most likely to come to the attention of our creditors, and taking any other steps he considers appropriate, after which our assets would be distributed.

As soon as our affairs are fully wound-up, if we were to liquidate, the liquidator must complete his or her statement of account and will then notify the Registrar of Corporate Affairs in the British Virgin Islands that the liquidation has been completed. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

In any liquidation proceedings of Blue Wolf under British Virgin Islands law, the funds held in our Trust Account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the Trust Account we may not be able to return to our public shareholders the redemption amounts payable to them.

Our independent directors may decide not to enforce indemnification obligations against Messrs. Kraus and Edwards, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public shareholders.

In the event that the proceeds in the Trust Account are reduced below approximately $9.97 per share and Messrs. Kraus or Edwards asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against such person to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against such person to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public shareholders may be reduced below approximately $9.97 per share.

We may redeem your unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.

We have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the Warrants, we have an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the Ordinary Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you (1) to exercise your Warrants and pay the exercise price therefore at a time when it may be disadvantageous for you to do so, (2) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (3) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants. None of the Sponsor Warrants will be redeemable by us so long as they are held by members of the Sponsor or their permitted transferees.

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The grant of registration rights to our Sponsor and holders of our Sponsor Warrants may make it more difficult to complete our business combination, and the future exercise of such rights may adversely affect the market price of our Ordinary Shares.

Pursuant to the registration rights agreement entered into concurrently with the closing of our IPO, our Sponsor and its permitted transferees can demand that we register the Founder Shares, holders of our Sponsor Warrants and their permitted transferees can demand that we register the Sponsor Warrants and the Ordinary Shares issuable upon exercise of the Sponsor Warrants and holders of Warrants that may be issued upon conversion of working capital loans may demand that we register such Warrants or the Ordinary Shares issuable upon conversion of such Warrants. The registration rights will be exercisable with respect to the Founder Shares and the Sponsor Warrants and the Ordinary Shares issuable upon exercise of such Sponsor Warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Ordinary Shares. In addition, the existence of these registration rights may make our business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Ordinary Shares that is expected when the securities owned by our Sponsor, holders of our Sponsor Warrants or their respective permitted transferees are registered.

Our securities may not continue to be listed on Nasdaq in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our securities are listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other requirements. Our securities may not continue to be listed on the Nasdaq in the future. For example, subsequent to the conclusion of the Offer, we may not have a sufficient number of shareholders to meet Nasdaq’s continued listing requirements. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	limited availability of market quotations for our securities;

•	reduced liquidity of our securities;

•	a determination that our shares are a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Furthermore, The National Securities Markets Improvement Act of 1996 (“NSMIA”) is a federal statute, which prevents or preempts states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our securities are listed on Nasdaq, they are covered securities for the purpose of NSMIA. If our securities were no longer listed on Nasdaq and therefore not “covered securities”, we would be subject to regulation in each state in which we offer our securities.

You may face difficulties in protecting your interests, and your ability to protect your rights through the United States federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our Charter, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and while the decisions of the English courts are of persuasive authority, they are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

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The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; and

•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

•	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	the U.S. judgment is final and for a liquidated sum;

•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•	recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a British Virgin Islands court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

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SUMMARY

Background

Blue Wolf is a blank check or special purpose acquisition company formed as a British Virgin Islands business company with limited liability on March 11, 2011 specifically for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business transaction with one or more operating businesses or assets, which we refer to as our initial business combination. In March 2011, our Sponsor purchased an aggregate of 2,012,500 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.012 per share.

A registration statement for Blue Wolf’s IPO was declared effective on July 14, 2011. On July 20, 2011, Blue Wolf consummated its IPO of 8,050,000 Units, including the underwriters’ exercise of their over-allotment option in full. The Units were sold at an offering price of $10.00 per Unit. Simultaneously with the consummation of the IPO, Blue Wolf consummated the private sale to our Sponsor of 4,166,667 Sponsor Warrants at $0.75 per warrant (for an aggregate purchase price of $3,125,000). Upon the closing of the IPO and the private placement, $80,237,500 ($9.97 per share) was placed in a Trust Account. These proceeds include approximately $2,415,000 in deferred underwriting commissions, which will be paid only upon the consummation of our business combination.

Each Unit consists of one Ordinary Share of Blue Wolf and one Warrant. Each Warrant entitles its holder to purchase from Blue Wolf one Ordinary Share at an exercise price of $12.00 commencing 30 days following the completion of a business combination, and will expire five years from the date of the consummation of the business combination. The Warrants may be redeemed by Blue Wolf at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable if, and only if, the volume weighted average price of Ordinary Shares equals or exceeds $18.00 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before Blue Wolf sends the notice of redemption. The Units commenced public trading on July 15, 2011, and the Ordinary Shares and Warrants commenced separate trading on August 3, 2011.

General Description of the MOU

On March 18, 2013, we entered into a MOU with Li3, pursuant to which our wholly-owned subsidiary will merge with and into Li3 and Li3’s shareholders will receive in the Transaction one ordinary share of Blue Wolf for every 250 Li3 shares they own. The execution of a definitive agreement is subject to a number of conditions, including (i) the satisfactory completion of due diligence by the parties, (ii) the execution of lockup and support agreements, (iii) the approval of the Extension by Blue Wolf’s shareholders and (iv) the completion of this Offer. In addition, our Sponsor will forfeit 80% of its Founder Shares (as defined below) and 80% of its Sponsor Warrants (as defined below) upon the closing of the Transaction. The remaining Founder Shares held by our Sponsor subsequent to the closing of the Transaction will not be subject to any existing forfeiture provisions. The definitive agreement will include customary closing conditions including necessary shareholder and regulatory approvals and the Trust Account having a minimum of $5.0 million of cash upon the consummation of the Transaction (giving effect to redemptions by Blue Wolf shareholders pursuant to the Second Tender Offer and after payment of both Blue Wolf’s expenses related to the consummation of a Transaction and its deferred underwriting fees related to its IPO). In addition, certain shareholders of Li3 (including POSCO and Li3’s officers and directors) will agree to vote in favor of the Transaction and be restricted from selling any shares they receive until the expiration of the lockup for Blue Wolf’s insiders. Li3 shareholders holding a minimum of 50% of Li3’s outstanding shares will agree to assign their proxy to Li3 to vote in favor of the Transaction and to be restricted from selling any Li3 shares until the closing of the Transaction. Subject to certain exceptions, Li3 has agreed that until May 10, 2013, neither it nor any of its directors or officers will solicit or discuss any proposals with third parties for a business combination or a sale of its securities or material assets.

We intend to negotiate and execute a definitive agreement with Li3 in accordance with the terms of the MOU. In connection with the consummation of a business combination (assuming completion of this Offer and shareholder approval of the Extension (as defined below)), we intend to conduct a second redemption of then outstanding Ordinary Shares for cash pursuant to the Second Tender Offer in accordance with to the tender offer rules of the SEC and the terms of the Transaction. There can be no guarantee that we will be successful in entering into a definitive agreement with Li3 and even if we do enter into a definitive agreement with Li3, there can be no assurance that we will be able to consummate a business combination with Li3. If we do not enter into a definitive agreement or consummate a business combination with Li3, we may pursue business combinations with other entities.

Even if we enter into a definitive agreement with Li3, we will not be able to consummate the Transaction prior to the termination date set forth in our Charter, namely, April 20, 2013. Since we will not be able to complete the business combination prior to such date, our board of directors has determined that it would be in the best interests of our shareholders to extend such termination date for a period of three months until July 22, 2013, rather than liquidate as required by the Charter. In addition, in connection with the Extension, the board of directors has determined that it is in the Company’s best interest to allow shareholders holding our Public Shares the opportunity to redeem their Public Shares for a pro rata portion of the Trust Account. This Offer is being made in connection with the Extension to provide our shareholders an opportunity to redeem their Public Shares for a pro-rata portion of our Trust Account in the event our shareholders approve the Extension. See “The Extension.”

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The description of the MOU is qualified in its entirety by reference to the full text of the MOU, which is attached hereto as Annex I.

YOU ARE NOT BEING ASKED TO VOTE ON THE PROPOSED BUSINESS COMBINATION WITH LI3 AT THIS TIME. BLUE WOLF INTENDS TO CONSUMMATE ITS INITIAL BUSINESS COMBINATION WITH LI3 AND CONDUCT REDEMPTIONS OF ITS ORDINARY SHARES FOR CASH PURSUANT TO A SECOND TENDER OFFER UNDER THE TENDER OFFER RULES OF THE SEC AND THE TERMS OF A PROPOSED BUSINESS COMBINATION FOLLOWING EXECUTION OF A DEFINITIVE AGREEMENT AND PRIOR TO JULY 22, 2013.

Description of Li3

Li3 (OTCBB: LIEG), a Nevada corporation, is a South America-based exploration stage company in the lithium mining and energy sector which files public reports with the SEC. Li3 aims to acquire, develop and commercialize a significant portfolio of lithium brine deposits in the Americas. It is currently focused on exploring, developing and commercializing its 60% controlling interest in its flagship Maricunga Project located in the northeast section of the Salar de Maricunga in Region III of Atacama, in northern Chile. In Chile, its assets consist of 1,438 hectares located within Salar de Maricunga as well as 4,900 hectares of other prospective land holdings that are strategically located within close proximity to the salar that could serve as potential processing sites for the project. Together, its total Chilean land holdings consist of 6,338 hectares, and it believes it is one of the only companies with an advanced stage lithium and potassium project within Salar de Maricunga. Li3 plans to continue exploring other synergistic opportunities to further augment and strengthen this property and its land portfolio throughout the region. With the completion of the NI 43–101 Compliant Measured Resource Report in May 2012, Li3’s goals are to: (a) advance Maricunga to the Feasibility Stage; (b) support the global implementation of clean and green energy initiatives; (c) meet growing lithium market demand; and (d) become a mid-tier, low cost supplier of lithium, potassium nitrate, and other strategic minerals, serving global clients in the energy, fertilizer and specialty chemical industries. Additional information regarding Li3 can be found in its filings with the SEC as well as on its website at www.li3energy.com. None of the information on Li3’s website shall be deemed to be a part of this Offer to Purchase.

The Second Tender Offer

Under the terms of the MOU, Blue Wolf will conduct, prior to the consummation of the Transaction, the Second Tender Offer to provide its shareholders with the opportunity to redeem their Public Shares for cash equal to $9.97 per Ordinary Share, upon and subject to the consummation of the Transaction. Such Second Tender Offer will be conducted pursuant to the tender offer rules of the SEC and the terms of the Transaction. The materials related to the Second Tender Offer will be filed with the SEC under cover of Schedule TO and will include full information relating to the business combination, including information related to the target company and its financial information as well as pro forma financial information.

The Second Tender Offer has not commenced. The solicitation of offers to buy Public Shares of Blue Wolf pursuant to the Second Tender Offer will only be made pursuant to an offer to purchase, the related form of letter of transmittal, and other related documents that Blue Wolf will send to its shareholders upon commencement of the Second Tender Offer. The tender offer materials related to the Second Tender Offer will contain important information about the Transaction and the target company that should be read carefully before any decision is made with respect to such tender offer. Those materials will be distributed by Blue Wolf to its shareholders at no expense to them. In addition, upon finalization all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov and from the information agent we appoint in connection therewith.

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THE EXTENSION

The discussion in this section is subject to, and is qualified in its entirety by reference to, the proxy solicitation materials relating to the shareholder meeting being held to approve the Extension, which documents will be made publicly available, filed with the SEC and distributed to shareholders upon commencement of the proxy solicitation.

General Description of the Extension

On March 18, 2013, we entered into a MOU with Li3, pursuant to which our wholly-owned subsidiary will merge with and into Li3 and Li3’s shareholders will receive in the proposed Transaction one ordinary share of Blue Wolf for every 250 Li3 shares they own. We intend to negotiate and execute a definitive agreement with Li3 in accordance with the terms of the MOU. In connection with the consummation of a business combination (assuming completion of this Offer and shareholder approval of the Extension (as defined below)), we intend to conduct a second redemption of then outstanding Ordinary Shares for cash pursuant to the Second Tender Offer under to the tender offer rules of the SEC and the terms of the Transaction. There can be no guarantee that we will be successful in entering into a definitive agreement with Li3 and even if we do enter into a definitive agreement with Li3, there can be no assurance that we will be able to consummate a business combination with Li3. If we do not enter into a definitive agreement or consummate a business combination with Li3, we may pursue business combination with other entities.

Even if we enter into a definitive agreement with Li3, we will not be able to consummate the Transaction prior to April 20, 2013, the termination date required by our Charter. Since we will not be able to complete the business combination prior to such termination date, our board of directors has determined that it would be in the best interests of our shareholders to extend the termination date for a period of three months until July 22, 2013, rather than liquidate as required by the Charter. In connection with the Extension, the board of directors has determined that it is in the Company’s best interest to allow shareholders holding our Public Shares the opportunity to redeem their Public Shares for a pro rata portion of the Trust Account. This Offer is being made in connection with the Extension to provide our shareholders an opportunity to redeem their Public Shares for a pro-rata portion of our Trust Account in the event our shareholders approve the Extension.

In order to effect the Extension, shareholders must approve certain amendments to our Charter and the IMTA. Accordingly, we will convene a meeting of shareholders to be held at the offices of Blue Wolf’s counsel, Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, New York 10017, at 10:00 a.m., New York time, on April 15, 2013 to consider and vote on the following proposals:

•	The Extension Amendment: To consider and vote upon an amendment to the Charter extending the date by which Blue Wolf must consummate its initial business combination from April 20, 2013 to July 22, 2013;

•	The 80% Amendment: To consider and vote upon an amendment to the Charter to remove the requirement that Blue Wolf acquire a target business that has a fair market value equal to at least 80% of the value of the funds held in the Trust Account;

•	The IMTA Amendment: To consider and vote upon an amendment to the IMTA by and between Blue Wolf and Continental Stock Transfer & Trust Company entered into at the time of the IPO to (i) permit the withdrawal from the Trust Account of an amount sufficient to purchase the Ordinary Shares validly tendered and not withdrawn in the Offer and (ii) extend the date on which to liquidate the Trust Account in accordance with the IMTA to July 22, 2013; and

•	Such other procedural matters as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders are encouraged to review the proxy solicitation materials relating to the shareholder meeting being held to approve the Extension and other proposals, which documents will be filed with the SEC and distributed to shareholders upon commencement of the proxy solicitation.

This Offer is being made in connection with the Extension to provide our shareholders an opportunity to redeem their Public Shares for a pro-rata portion of our Trust Account in the event the shareholders approve the Extension. Blue Wolf MHC Ltd., our Sponsor, which is owned by our officers, directors, advisors, their respective affiliates and other non-affiliates, and each of our officers and directors, has agreed not to tender any Ordinary Shares pursuant to the Offer.

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Promptly following the scheduled Expiration Date, we will publicly announce whether the offer conditions have been satisfied or waived and whether the Offer has been terminated. If such offer conditions are satisfied or waived, promptly after the Expiration Date and contemporaneous with the completion of the Extension, Blue Wolf shall purchase and pay the Purchase Price for each Public Share validly tendered and not properly withdrawn. The Extension and other proposals must be approved at a meeting of Blue Wolf’s shareholders pursuant to our Charter.

Conditions to the Extension

Our obligation to purchase Shares validly tendered and not properly withdrawn at the Expiration Date is conditioned upon, among other things:

•	the Extension having been approved by our shareholders (we refer to this condition, which is not waivable, as the “Extension Condition”); and

•	no more than 7,006,515 Shares having been validly tendered and not properly withdrawn prior to the Expiration Date (we refer to this condition, which is not waivable, as the “Maximum Tender Condition”).

The consummation of the Extension and fulfillment of the Extension Condition are subject to the satisfaction on or prior to April 19, 2013 of each of the following conditions:

•	the Extension Amendment having been approved by the affirmative vote of 65% of our outstanding Ordinary Shares;

•	the 80% Amendment having been approved by the affirmative vote of 65% of our outstanding Ordinary Shares; and

•	the IMTA Amendment having been approved by the affirmative vote of 65% of our outstanding Ordinary Shares.

In addition, the Offer and the Extension are also subject to a number of other customary conditions. We refer to the conditions to the Offer, including the Extension Condition and the Maximum Tender Condition, as the “offer conditions.” See “The Offer.”

Termination

We may amend the Offer to the extent we determine such amendment is necessary or is required by applicable law or regulation subject to compliance with the tender offer rules of the SEC. We can also terminate the Offer if any of the offer conditions listed in “The Offer — Conditions of the Offer” occur, or the occurrence thereof has not been waived (to the extent waivable). See “The Offer—Extension of the Offer; Termination; Amendment.”

Effect of Termination

If Blue Wolf’s shareholders do not approve the Extension by April 19, 2013, then we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of Public Shares from the Trust Account shall be done automatically by function of our Charter and prior to any voluntary winding up, although at all times subject to the Companies Act.

Recommendation of Blue Wolf’s Board of Directors

The board of directors of the Company has recommended that Blue Wolf shareholders vote in favor of each of the Extension proposals. You may participate in the Offer whether you vote in favor or against the Extension proposals.

Interests of Certain Persons in the Extension

When you consider the recommendations of the Company’s board of directors in favor of the Extension and against the Offer, you should keep in mind that the Company’s initial shareholders, directors and officers have interests in the Extension and Offer that may be different from, or in addition to, your interests as a shareholder as set forth below and elsewhere in this Offer to Purchase.

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Founders Shares and Sponsor Warrants

Our Sponsor (which is directly or indirectly controlled by certain of our officers and directors) owns 2,012,500 Ordinary Shares, which it acquired for $25,000 and which have an aggregate value of $20.0 million based on the closing price of the Ordinary Shares on the Nasdaq of $9.9.3 as of March 18, 2013. It has waived its right to receive distributions with respect to its Founder Shares upon Blue Wolf’s liquidation, which will occur if Blue Wolf is unable to complete the Offer by April 19, 2013. Accordingly, the Sponsor’s Founder Shares will be worthless if Blue Wolf is forced to liquidate. Our Sponsor also owns 4,166,667 Sponsor Warrants, which it acquired for $3,125,000 and which have an aggregate value of $1.7 million based on the closing price of the Warrants on the Nasdaq of $0.40 as of March 18, 2013. In the event of Blue Wolf’s liquidation, the Sponsor Warrants will expire worthless.

If the Extension is not approved, the Company will be required to liquidate the Trust Account. There will be no distribution from the Trust Account with respect to the Founder Shares.

Compensatory Arrangements for Board of Directors and Management

None of our directors or officers has received any cash compensation for services rendered to us since inception. We believe that because our officers and directors own an aggregate of 2,012,500 Founder Shares, no compensation (other than reimbursement of out-of-pocket expenses) is necessary and such persons have agreed to serve in their respective role without compensation.

Our Sponsor, an entity controlled by our officers and directors, has agreed, from the date that our securities are first listed on Nasdaq through the earlier of our consummation of our initial business combination and our liquidation, to make available to us office space, utilities and secretarial and administrative services, as we may require from time to time. We have agreed to pay our Sponsor $10,000 per month for these services, which commenced on July 15, 2011. We had a balance outstanding of $50,000 for unpaid fees as of February 28, 2013.

Other than this $10,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination.

Expenses and Loans

Each of our current directors and officers will be reimbursed from our funds held outside of the Trust Account for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; provided, however, in the event we liquidate and such expenses are in excess of our funds held outside of the Trust Account, such excess expenses will not be paid. In the event shareholders approve the Extension and we consummate the Transaction, all such expenses will be paid by us in full.

As of the date of this Offer, our Sponsor has made loans to us in the aggregate amount of $300,000. In the event of liquidation, we will not be able to repay the loans to our Sponsor.

Officer and Director Liability

If we are unable to complete a business combination and are forced to liquidate the Trust Account, Messrs. Kraus and Edwards have agreed that they will be jointly and severally liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below approximately $9.97 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Messrs. Kraus and Edwards will not be responsible to the extent of any liability for such third party claims.

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We have not independently verified whether Messrs. Kraus and Edwards have sufficient funds to satisfy their indemnity obligations and, therefore, they may not able to satisfy those obligations. We believe the likelihood of Messrs. Kraus and Edwards having to indemnify the Trust Account is limited because we endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below approximately $9.97 per share and Messrs. Kraus or Edwards asserts that he is unable to satisfy any applicable obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against such person to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against such person to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be less than $9.97 per share.

Other Agreements

None of the agreements entered into at the time of the Company’s IPO will be amended or otherwise affected, except as specifically contemplated in the Extension Amendment, the 80% Amendment and the IMTA Amendment or in connection with the proposed business combination.

Certain Other Interests in the Proposals

In addition to the interests of our directors and officers in the proposals, you should keep in mind that certain individuals promoting the proposals and/or soliciting proxies on behalf of the Company have interests in the proposals that may be different from, or in addition to, your interests as a shareholder.

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The Offer

Number of Ordinary Shares; Share Purchase Price; No Proration

Number of Ordinary Shares

Upon the terms and subject to certain conditions of the Offer, we will purchase up to 7,006,515 Ordinary Shares validly tendered and not properly withdrawn, prior to 11:59 p.m., New York City Time, on Tuesday, April 16, 2013 (such date and time as it may be extended, the “Expiration Date”), at a Share Purchase Price of $9.97 per share, net to the seller in cash, without interest, for an aggregate Purchase Price of up to $69,854,955, as further described below under the heading “Share Purchase Price.”

The Offer is not conditioned on any minimum number of Ordinary Shares being tendered. The Offer is, however, subject to certain other conditions, including the Extension Condition. See “The Offer — Conditions of the Offer.”

Only Ordinary Shares validly tendered and not properly withdrawn will be purchased pursuant to the Offer. All Ordinary Shares tendered and not purchased pursuant to the Offer will be returned to the tendering shareholders at our expense promptly following the Expiration Date.

Share Purchase Price

The Share Purchase Price is $9.97 per share. The Share Purchase Price has been calculated based on the amount held in the Trust Account as of the commencement of the Offer (excluding interest which will be released to Blue Wolf for working capital), divided by the total number of Public Shares. We are required to conduct the Offer in accordance with the terms of our Charter. See “The Offer — Extension of the Offer; Termination; Amendment.”

No Proration

There will be no proration in the event of over-subscription of the Offer.

In order for the Offer to be consummated, no more than 7,006,515 Ordinary Shares can be validly tendered and not properly withdrawn pursuant to the Offer. If more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn, we will terminate or extend the Offer. Accordingly, we will not offer proration in the Offer. If we terminate the Offer, we will NOT: (i) purchase any Ordinary Shares pursuant to the Offer or (ii) conduct the Second Tender Offer following our execution of a definitive agreement with Li3 for the Transaction, and we will promptly return all Ordinary Shares delivered pursuant to the Offer at our expense upon expiration or termination of the Offer.

This Offer to Purchase and the Letter of Transmittal will be mailed to record holders of the Ordinary Shares and will be furnished to brokers, dealers and other nominee shareholders and similar persons whose names, or the names of whose nominees, appear on Blue Wolf’s shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Ordinary Shares.

Purpose of the Offer; Certain Effects of the Offer

On March 18, 2013, we entered into the MOU with Li3 Energy, Inc. (“Li3”), pursuant to our wholly-owned subsidiary will merge with and into Li3 and Li3’s shareholders will receive pursuant to the Transaction one ordinary share of Blue Wolf for every 250 Li3 shares they own. We intend to negotiate and execute a definitive agreement with Li3 in accordance with the terms of the MOU. In connection with the consummation of a business combination (assuming completion of this Offer and shareholder approval of the Extension, we intend to conduct the Second Tender Offer for the then outstanding Ordinary Shares for cash pursuant to the tender offer rules of the SEC and the terms of the Transaction. There can be no guarantee that we will be successful in entering into a definitive agreement with Li3 and even if we do enter into a definitive agreement with Li3, there can be no assurance that we will be able to consummate a business combination with Li3. If we do not enter into a definitive agreement or consummate a business combination with Li3, we may pursue business combinations with other entities.

Even if we enter into a definitive agreement with Li3, we will not be able to consummate the Transaction prior to the termination date set forth in our Charter, namely, April 20, 2013. Since we will not be able to complete the business combination prior to such date, our board of directors has determined that it would be in the best interests of our shareholders to extend such termination date for a period of three months until July 22, 2013, rather than liquidate as required by the Charter. In addition, in connection with the Extension, the board of directors has determined that it is in the Company’s best interest to allow shareholders holding our Public Shares the opportunity to redeem their Public Shares for a pro rata portion of the Trust Account. This Offer is being made in connection with the Extension to provide our shareholders an opportunity to redeem their Public Shares for a pro-rata portion of our Trust Account in the event our shareholders approve the Extension.

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Each of our Sponsor, officers and directors has agreed not to tender, and Blue Wolf will not purchase, any of their Founder Shares pursuant to the Offer.

Our board of directors has unanimously (i) approved our making the Offer, (ii) declared the advisability of the Extension and the related shareholder proposals and (iii) determined that the Extension is in the best interests of the shareholders of Blue Wolf. If you tender your Ordinary Shares pursuant to the Offer, you will not be a shareholder after the Extension and you will not have an opportunity to participate in the Second Tender Offer and the Transaction. Therefore, our board of directors unanimously recommends that you do not accept the Offer with respect to your Ordinary Shares. The members of our board of directors will directly benefit from the Extension and have interests in the Extension that may be different from, or in addition to, the interests of Blue Wolf shareholders. See “The Extension — Interests of Certain Persons in the Extension.” You must make your own decision as to whether to tender your Ordinary Shares pursuant to the Offer and, if so, how many Ordinary Shares to tender. In doing so, you should read carefully the information in this Offer to Purchase and in the Letter of Transmittal, including the purposes and effects of the Offer. You should discuss whether to tender your Ordinary Shares with your broker, if any, or other financial advisor.

IF YOU DO NOT TENDER YOUR SHARES AT THIS TIME, YOU WILL RETAIN THE RIGHT TO PARTICIPATE IN OUR INITIAL BUSINESS COMBINATION OR TO REDEEM YOUR PUBLIC SHARES AT THE TIME WE CONDUCT THE SECOND TENDER OFFER FOLLOWING EXECUTION OF THE DEFINITIVE AGREEMENT. WE URGE YOU TO RETAIN YOUR SHARES AND CONSIDER OUR INTENDED BUSINESS COMBINATION.

Certain Effects of the Offer

Approximately $69,854,955 will be required to purchase Ordinary Shares in the Offer at the Share Purchase Price of $9.97 per share if the Offer is fully subscribed. In addition, we estimate approximately $250,000 will be required to pay fees and expenses specifically related to the Offer and Transaction, including costs for legal, accounting, printing and EDGAR filings, services of the Information Agent and Depositary for distribution and handling of Offer materials and other services related to the Offer. The purchase of Ordinary Shares in the Offer will be funded by Blue Wolf from the IPO proceeds held in our Trust Account, which will be released to us in connection with the Extension but expenses of this Offer will either be paid by loans from our Sponsor or only upon the consummation of our business combination.

Ordinary Shares acquired pursuant to the Offer will be held as treasury shares, subject to future transfer by Blue Wolf unless otherwise retired, provided that Blue Wolf may not hold in treasury more than 50% of its total issued shares under the Companies Act.

Assuming that shareholders approve the Extension, upon the expiration of the Offer we will use the additional time to consummate the Transaction, although there is no guarantee that we will be able to do so. If we do not enter into a definitive agreement or consummate a business combination with Li3, we may pursue business combinations with other entities. Except as disclosed in this Offer to Purchase, including without limitation under the headings “Summary,” “The Extension,” and “Price Range of Securities and Dividends,” Blue Wolf currently has no active plans, proposals or negotiations underway that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation involving Blue Wolf;

•	any purchase, sale or transfer of a material amount of assets of Blue Wolf;

•	any material change in Blue Wolf’s present dividend rate or policy, indebtedness or capitalization;

•	any other material change in Blue Wolf’s business;

•	any class of equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•	the acquisition by any person of any material amount of additional securities of Blue Wolf, or the disposition of any material amount of securities of Blue Wolf; or

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•	any changes to the Charter.

Notwithstanding the foregoing, we reserve the right to change our plans and intentions at any time, as we deem appropriate.

Procedures for Tendering Shares

Valid Tender of Ordinary Shares

For a shareholder to make a valid tender of Ordinary Shares pursuant to the Offer, the Depositary must receive, at its address set forth on the back cover of this Offer to Purchase, and prior to the Expiration Date, the certificates for the Ordinary Shares you wish to tender, or confirmation of receipt of the Ordinary Shares pursuant to the procedure for book-entry transfer described below, together with a validly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other required documents.

If a broker, dealer, commercial bank, trust company or other nominee holds your Ordinary Shares, you must contact your broker or nominee to tender your shares. It is likely they have an earlier deadline for you to act to instruct them to tender shares on your behalf. We urge shareholders who hold Ordinary Shares through nominees to consult their nominees to determine whether transaction costs may apply if shareholders tender Ordinary Shares through the nominees and not directly to the Depositary.

Units and Warrants

The Offer is only for Ordinary Shares. No Units or Warrants tendered will be accepted and will be promptly returned. We have outstanding Units comprised of an Ordinary Share and a Warrant. You may tender Ordinary Shares that are included in Units, but to do so you must separate such Ordinary Shares from the Units prior to tendering them.

To separate your Ordinary Shares from the Units, you must instruct your broker to do so for Units held by a broker, dealer, commercial bank, trust company or other nominee on your behalf. Your broker must send written instructions by facsimile to our transfer agent, Continental Stock Transfer & Trust Company, Attention: Joel Kass at (212) 616-7617. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your broker must also initiate electronically, using DTC’s DWAC (Deposit Withdrawal at Custodian) System, a withdrawal of the relevant Units and a deposit of an equal number of Ordinary Shares and Warrants. This must be completed far enough in advance of the Expiration Date to permit your broker to tender pursuant to the Offer the Ordinary Shares received upon the split up of the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Ordinary Shares to be separated in a timely manner before the Offer expires, you will likely not be able to validly tender your Ordinary Shares prior to the Expiration Date.

If you hold Units registered in your own name, you must deliver the certificate for such Units to our transfer agent, Continental Stock Transfer & Trust Company at 17 Battery Place, 8th Floor, New York, New York 10004, Attention: Joel Kass, with written instructions to separate such Units into Ordinary Shares and Warrants. This must be completed far enough in advance of the Expiration Date to permit the mailing of the certificates for Ordinary Shares back to you so that you may then tender pursuant to the Offer the share certificates received upon the split up of the Units.

Signature Guarantees

No signature guarantee will be required on a Letter of Transmittal if:

(i)	the registered holder of the Ordinary Shares (including, for purposes hereof, any participant in DTC whose name appears on a security position listing as the owner of the Ordinary Shares) tendered and the holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the Letter of Transmittal; or

(ii)	Ordinary Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an “eligible institution”). See Instruction 1 to the Letter of Transmittal.

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Except as described above, all signatures on any Letter of Transmittal for securities tendered must be guaranteed by an eligible institution. If a certificate is registered in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made, or Ordinary Shares not purchased or tendered are to be issued and returned, to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder or owner appears on the certificate, with the signatures on the certificate guaranteed by an eligible institution.

In all cases, payment for Ordinary Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for the Ordinary Shares tendered (or a timely confirmation of the book-entry transfer of the securities into the Depositary’s account at DTC, as described above), a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, or an Agent’s Message (as defined below) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal.

Method of Delivery

The method of delivery of all documents, including certificates for Ordinary Shares, the Letter of Transmittal and any other required documents, is at the sole election and risk of the tendering shareholder. Ordinary Shares will be deemed delivered only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Book-Entry Delivery

For purposes of the Offer, the Depositary will establish an account with respect to the Ordinary Shares at DTC within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in DTC’s system may make book-entry delivery of securities by causing DTC to transfer those Ordinary Shares into the Depositary’s account in accordance with DTC’s procedures for that transfer. Although delivery of Ordinary Shares may be effected through a book-entry transfer into the Depositary’s account at DTC, a properly completed and duly executed Letter of Transmittal with any required signature guarantees, or an Agent’s Message, and any other required documents must be transmitted to and received by the Depositary at its address on the back cover of this Offer to Purchase prior to the Expiration Date. For the purposes of the Offer, a “business day” means any day other than a Saturday, Sunday, or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

The confirmation of a book-entry transfer of shares into the Depositary’s account at DTC is referred to herein as “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures will not constitute delivery to the Depositary.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, stating that DTC has received an express acknowledgement from the DTC participant tendering shares that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Blue Wolf may enforce such agreement against the DTC participant.

Return of Unpurchased Ordinary Shares

If any tendered securities are not purchased, or if less than all Ordinary Shares evidenced by a shareholder’s certificates are tendered, certificates for unpurchased Ordinary Shares will be returned promptly after the expiration or termination of the Offer or, in the case of securities tendered by book-entry transfer at DTC, the securities will be credited to the appropriate account maintained by the tendering shareholder at DTC, in each case without expense to the shareholder.

Tendering Shareholders’ Representations and Warranties; Tender Constitutes an Agreement

It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person acting alone or in concert with others, directly or indirectly, to tender securities for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” within the meaning of Rule 14e-4 promulgated under the Exchange Act, in the securities or equivalent securities at least equal to the securities being tendered and will deliver or cause to be delivered such securities for the purpose of tendering to us within the period specified in the Offer. A tender of securities made pursuant to any method of delivery set forth herein will constitute the tendering shareholder’s acceptance of the terms and conditions of the Offer, as well as the tendering shareholder’s representation and warranty to us that (i) such shareholder has a “net long position” in securities or the equivalent securities at least equal to the securities being tendered within the meaning of Rule 14e-4 and (ii) such tender of securities complies with Rule 14e-4.

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A tender of securities made pursuant to any method of delivery set forth herein will also constitute a representation and warranty to us that the tendering shareholder has full power and authority to tender, sell, assign and transfer the securities tendered, and that, when the same are accepted for payment by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the securities, and the same will not be subject to any adverse claim or right. Any such tendering shareholder will, on request by the Depositary or us, execute and deliver any additional documents deemed by the Depositary or us to be necessary or desirable to complete the sale, assignment and transfer of the securities tendered, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred by delivery of the Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the tendering shareholder and shall not be affected by, and shall survive, the death or incapacity of such tendering shareholder. A tender of securities made pursuant to any method of delivery set forth herein will also constitute an acknowledgement by the tendering shareholder that: (i) the Offer is discretionary and may be extended, modified, or terminated by us as provided herein; (ii) such shareholder is voluntarily participating in the Offer; (iii) the future value of our Ordinary Shares is unknown and cannot be predicted with certainty; (iv) such shareholder has been advised to read this entire Offer to Purchase, including the Annex thereto; (v) such shareholder has been advised to consult his, her or its tax and financial advisors with regard to how the Offer will impact the tendering shareholder’s specific situation; (vi) any foreign exchange obligations triggered by such shareholder’s tender of Ordinary Shares or receipt of proceeds are solely his, her or its responsibility; and (vii) regardless of any action that we take with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of securities, such shareholder acknowledges that the ultimate liability for all Tax Items is and remains his, her or its sole responsibility. In that regard, a tender of Ordinary Shares shall authorize us to withhold all applicable Tax Items potentially payable by a tendering shareholder. Our acceptance for payment of securities tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and us upon the terms and subject to certain conditions of the Offer.

Determination of Validity; Rejection of Ordinary Shares; Waiver of Defects; No Obligation to Give Notice of Defects

All questions as to the number of securities to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of Ordinary Shares will be determined by us, in our sole discretion, and our determination will be final and binding on all parties, subject to a shareholder’s right to challenge our determination in a court of competent jurisdiction. We reserve the absolute right prior to the Expiration Date to reject any or all tenders we determine not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, subject to applicable law, to waive any waivable conditions of the Offer with respect to all tendered securities or waive any defect or irregularity in any tender with respect to any particular securities or any particular shareholder whether or not we waive similar defects or irregularities relating thereto in the case of other shareholders. No tender of securities will be deemed to have been validly made until all defects or irregularities have been cured or waived. We will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of shares. None of Blue Wolf, the Information Agent, the Depositary or any other person will be under any duty to give notification of defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretation of the terms of and conditions to the Offer, including each Letter of Transmittal and the instructions thereto, will be final and binding on all parties, subject to a shareholder’s right to challenge our determination in a court of competent jurisdiction. By tendering Ordinary Shares, you agree to accept all decisions we make concerning these matters and waive any rights you might otherwise have to challenge those decisions.

Lost or Destroyed Certificates

If any certificate representing Ordinary Shares has been lost, destroyed or stolen, the shareholder should complete the Letter of Transmittal, indicate the certificate(s) representing Ordinary Shares is lost and return it to the Depositary. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been completed. Shareholders are requested to contact the Depositary immediately in order to permit timely processing of this documentation.

Withdrawal Rights

You may withdraw Ordinary Shares that you have previously tendered pursuant to the Offer at any time prior to the Expiration Date, namely 11:59 p.m. on Tuesday, April 16, 2013. Although pursuant to Rule 13e-4(f)(2)(ii) promulgated under the Exchange Act, you would also have the right to withdraw your previously tendered Ordinary Shares at any time after 11:59 p.m., New York City time, on Tuesday, May 14, 2013 if not accepted prior to such time, we will cease operations, distribute the proceeds held in our Trust Account to the holders of our Public Shares and begin to liquidate Blue Wolf if shareholders do not approve the Extension by April 19, 2013. Except as this section otherwise provides, tenders of Ordinary Shares are irrevocable.

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For a withdrawal to be effective, a valid written notice of withdrawal must (i) be received in a timely manner by the Depositary at the address set forth on the back cover of this Offer to Purchase and (ii) specify the name of the person having tendered the Ordinary Shares to be withdrawn, the number of Ordinary Shares to be withdrawn and the name of the registered holder of the Ordinary Shares to be withdrawn, if different from the name of the person who tendered the shares. To be effective, a notice of withdrawal must be in writing.

If a shareholder has used more than one Letter of Transmittal or has otherwise tendered Ordinary Shares in more than one group of Ordinary Shares, the shareholder may withdraw Ordinary Shares using either separate notices of withdrawal or a combined notice of withdrawal, so long as the information specified above is included.

If certificates for Ordinary Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of those certificates, the shareholder must submit the serial numbers shown on those certificates to the Depositary and, unless an eligible institution has tendered those shares, an eligible institution must guarantee the signatures on the notice of withdrawal. If Ordinary Shares have been delivered in accordance with the procedures for book-entry transfer described above in “— Procedures for Tendering Shares” above, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with DTC’s procedures.

Withdrawals of tenders of Ordinary Shares may not be rescinded, and any Ordinary Shares properly withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Withdrawn securities may be retendered at any time prior to the Expiration Date by again following one of the procedures described in this section.

All questions as to the form and validity, including the time of receipt, of notices of withdrawal, will be determined by us, in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right to waive any defect or irregularity in the withdrawal of securities by any shareholder, whether we waive similar defects or irregularities in the case of other shareholders. None of Blue Wolf, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of them incur liability for failure to give any notice.

If we extend the Offer, are delayed in our purchase of securities or are unable to purchase securities pursuant to the Offer for any reason, then, without prejudice to our rights pursuant to the Offer, the Depositary may, subject to applicable law, retain tendered Ordinary Shares on our behalf. Such Ordinary Shares may not be withdrawn except to the extent tendering shareholders are entitled to withdrawal rights as described in this section. Our reservation of the right to delay payment for Ordinary Shares which we have accepted for payment is limited by Rule 13e-4(f)(5) and Rule 14e-1(c) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the securities tendered promptly after termination or withdrawal of a Offer.

Purchase of Shares and Payment of Purchase Price

Upon the terms and subject to certain conditions of the Offer promptly following the Expiration Date (but in no event later than three business days after the Expiration Date), we will accept for payment and pay for (and thereby purchase) up to 7,006,515 Ordinary Shares validity tendered and not properly withdrawn prior to the Expiration Date. There will be no proration in the event that more than 7,006,515 Ordinary Shares are validly tendered and not properly withdrawn in the Offer. If more than 7,006,515 Ordinary Shares have been validly tendered and not properly withdrawn prior to the Expiration Date or if the Extension Condition has not been satisfied, we will either extend or terminate the Offer and will promptly return all Ordinary Shares tendered at our expense.

For purposes of the Offer, we will be deemed to have accepted for payment (and therefore purchased), subject to the terms and conditions of the Offer, Ordinary Shares that are validly tendered and not properly withdrawn only when, as and if we give oral or written notice to the Depositary of our acceptance of the Ordinary Shares for payment pursuant to the Offer.

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In all cases, payment for Ordinary Shares tendered and accepted for payment in the Offer will be made promptly, but only after timely receipt by the Depositary of certificates for Ordinary Shares, or a timely book-entry confirmation of Ordinary Shares into the Depositary’s account at the DTC, a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in the case of a book-entry transfer, and any other required documents. In no event shall payment for Ordinary Shares tendered be made unless the Extension Condition has been satisfied. We will make prompt payment upon satisfaction of the offer conditions, but in no event later than three business days after the Expiration Date.

Blue Wolf will pay for Ordinary Shares purchased in the Offer by depositing the aggregate Purchase Price with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from us and transmitting payment to tendering shareholders.

Certificates for all Ordinary Shares tendered and not purchased will be returned or, in the case of Ordinary Shares tendered by book-entry transfer, will be credited to the account maintained with DTC by the broker/dealer participant who delivered the securities, to the tendering shareholder at our expense promptly after the Expiration Date or termination of the Offer, without expense to the tendering shareholders.

Under no circumstances will we pay interest on the Purchase Price, including, but not limited to, by reason of any delay in making payment. In addition, if certain events occur, we may not be obligated to purchase Ordinary Shares pursuant to the Offer. See “— Conditions of the Offer” below.

We will not pay any transfer taxes, if any, payable on the transfer to us of Ordinary Shares purchased pursuant to the Offer. If payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Ordinary Shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price, as applicable, unless satisfactory evidence of the payment of the transfer taxes, or exemption from payment of the transfer taxes, is submitted.

We urge shareholders who hold Ordinary Shares through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Ordinary Shares through their nominee and not directly to the Depositary.

Conditions of the Offer

Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the rights and obligations of Blue Wolf to extend, terminate or modify the Offer, Blue Wolf (i) shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including Rule 13e-4(f)(5) and Rule 14e-1(c) under the Exchange Act (relating to the obligation of Blue Wolf to pay for or return tendered Ordinary Shares promptly after termination or withdrawal, respectively, of the Offer)), pay for, or may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Ordinary Shares and (ii) may terminate or amend the Offer as to Ordinary Shares not then paid for, in the event that at the then-scheduled Expiration Date or immediately prior to such payment unless:

•	the Extension has been approved by our shareholders (we refer to this condition, which is not waivable, as the “Extension Condition”); and

•	no more than 7,006,515 Shares having been validly tendered and not properly withdrawn prior to the Expiration Date (we refer to this condition, which is not waivable, as the “Maximum Tender Condition”).

The consummation of the Extension and fulfillment of the Extension Condition are subject to the satisfaction on or prior to April 19, 2013 of each of the following conditions:

•	the Blue Wolf shareholder proposal to amend the Charter to extend the date by which Blue Wolf must consummate its initial business combination from April 20, 2013 to July 22, 2013 having been approved by the affirmative vote of 65% of our outstanding Ordinary Shares;

•	the Blue Wolf shareholder proposal to amend the Charter to remove the requirement that Blue Wolf acquire a target business that has a fair market value equal to at least 80% of the value of the funds held in the Trust Account, having been approved by the affirmative vote of 65% of our outstanding Ordinary Shares; and

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•	the Blue Wolf shareholder proposal to amend the IMTA, by and between Blue Wolf and Continental Stock Transfer & Trust Company entered into at the time of the IPO to (i) permit the withdrawal of the Withdrawal Amount (as defined herein) from the Trust Account and (ii) extend the date on which to liquidate the Trust Account in accordance with the IMTA to July 22, 2013, having been approved by the affirmative vote of 65% of our outstanding Ordinary Shares.

Furthermore, we will not accept for payment, purchase or pay for any Ordinary Shares tendered, until the SEC has advised us that they have no further comment with respect to the Offer and its related documents unless we have earlier terminated the Offer. We intend to provide interim amendments to the Offer electronically via filings with the SEC to our shareholders.

The offer conditions referred to above may be asserted by us regardless of the circumstances (other than any action or omission to act by us) giving rise to any condition, and may be waived, in whole or in part, at any time and from time to time. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time prior to the Expiration Date and from time to time. However, once the Offer has expired, then all of the conditions to the Offer, including the Extension Condition, must have been satisfied or waived prior to the Expiration Date. In certain circumstances, if the conditions described above are waived, we may be required to extend the Expiration Date. Any determination concerning the events described above will be final and binding on all parties, subject to a shareholder’s right to challenge our determination in a court of competent jurisdiction.

You should evaluate current market quotes for our Ordinary Shares, among other factors, before deciding whether or not to accept the Offer. See “Price Range of Securities and Dividends” and “Risk Factors.”

Source and Amount of Funds

We expect that up to $69,854,955 will be required to purchase Ordinary Shares tendered pursuant to the Offer if the Offer is fully subscribed, and up to an additional $250,000 will be required to pay fees and expenses specifically related to the Offer, including costs for legal, accounting, printing and EDGAR filings, services of the Information Agent and Depositary for distribution and handling of Offer materials and other services related to the Offer. The purchase of shares tendered in the Offer will be funded by Blue Wolf from the IPO proceeds held in our Trust Account, which will be released to us in connection with the Extension but expenses of this Offer will either be paid by loans from our Sponsor or only upon the consummation of our business combination.

Certain Information Concerning Blue Wolf and the Extension

Set forth elsewhere in this Offer to Purchase is information concerning Blue Wolf and the Extension. Shareholders are urged to review such information, including the information set forth in “Risk Factors,” prior to making a decision whether to tender their Ordinary Shares. See “Summary” and “The Extension.”

Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Ordinary Shares

See “Summary” and “The Extension” herein for information related to the proposed Transaction and certain transactions and arrangements concerning the securities.

Based on our records and on information provided to us by our directors, executive officers, affiliates and subsidiaries, neither we nor any of our directors, executive officers, affiliates or subsidiaries have effected any transactions involving our Ordinary Shares during the 60 days prior to date of the Offer to Purchase.

Certain Legal Matters; Regulatory Approvals

Except as otherwise discussed herein, we are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of Ordinary Shares pursuant to the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for our acquisition or ownership of Ordinary Shares pursuant to the Offer. Should any approval or other action be required, we presently contemplate that we will seek that approval or other action. We are unable to predict whether we will be required to delay the acceptance for payment of or payment for Ordinary Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition.

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Material U.S. Federal Income Tax Considerations

The following summary describes the material U.S. federal income tax consequences of the Offer to U.S. holders (as defined below) whose Ordinary Shares are tendered and accepted for payment. This discussion assumes that holders hold Ordinary Shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular holder in light of the holder’s individual investment or tax circumstances. In addition, this discussion does not address (i) state, local or non-U.S. tax consequences, or (ii) the special tax rules that may apply to certain holders, including, without limitation:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions or broker-dealers;

•	non-U.S. individuals, and non-U.S. corporations;

•	U.S. expatriates;

•	persons who mark-to-market our stock;

•	subchapter S corporations;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates (except to the extent discussed herein);

•	persons who received our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common stock through a partnership or similar pass-through entity; and

•	persons holding a 10% or more (by vote or value) beneficial interest in our stock.

This discussion is based on current provisions of the Code, final, temporary and proposed U.S. Treasury Regulations, judicial opinions, and published positions of the IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed herein or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. holder” means a person that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. holders have the authority to control all substantial decisions of the trust, or (b) it has in effect a valid election to be treated as a U.S. holder. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of shares (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for U.S. federal income tax purposes should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners.

This discussion is only a summary of material U.S. federal income tax consequences of the Offer. Holders are urged to consult their own tax advisors with respect to the particular tax consequences to them of the Offer, including the effect of any federal tax laws other than income tax laws, any state, local, or non-U.S. tax laws and any applicable tax treaty.

Exchange of Ordinary Shares Pursuant to the Offer

The exchange of Ordinary Shares for cash pursuant to the Offer will be a taxable redemption of the Ordinary Shares for U.S. federal income tax purposes. The redemption will be treated either as a sale of Ordinary Shares or as a distribution with respect to Ordinary Shares, as more fully described below under “Criteria for Determining Sale or Distribution Treatment under Section 302.”

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Criteria for Determining Sale or Distribution Treatment Under Section 302

Whether an exchange of Ordinary Shares for cash pursuant to the Offer qualifies for sale or distribution treatment will depend largely on the total number of Ordinary Shares treated as held by the holder before and after the exchange (including any Ordinary Shares constructively owned by the holder as a result of, among other things, owning Warrants). The exchange of Ordinary Shares for cash pursuant to the Offer generally will be treated as a sale of the Ordinary Shares (rather than as a corporate distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s share interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below. If the receipt of cash pursuant to the Offer is treated as a sale, then holders will have the tax effects described under “Passive Foreign Investment Company Rules” below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only Ordinary Shares actually owned by the holder, but also Ordinary Shares that are constructively owned by it. A holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any shares the holder has a right to acquire by exercise of an option, which would generally include Ordinary Shares which could be acquired pursuant to the exercise of the Warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding shares actually and constructively owned by the holder immediately following the redemption must, among other requirements, be less than 80% of the percentage of our outstanding shares actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a holder’s shares interest if either (i) all of the Ordinary Shares actually and constructively owned by the holder are redeemed or (ii) all of the Ordinary Shares actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the holder does not constructively own any other shares in us. The exchange of Ordinary Shares for cash pursuant to the Offer will be “not essentially equivalent to a dividend” if such exchange results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” Contemporaneous dispositions or acquisitions of Ordinary Shares by a holder or related persons may be deemed to be part of a single integrated transaction for purposes of the foregoing tests. A holder should consult with its own tax advisors in order to determine the appropriate tax treatment to it of tendering Ordinary Shares pursuant to the Offer. A U.S. holder owning at least 1% of our outstanding shares who exchanges any Ordinary Shares for cash pursuant to the Offer may be required to comply with the reporting requirement of U.S. Treasury Regulation Section 1.302-2(b)(2). If none of the foregoing tests is satisfied, then the exchange of Ordinary Shares for cash pursuant to the Offer will be treated as a corporate distribution and the tax effects will be as described below under “Passive Foreign Investment Company Rules.”

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no past or current active business, we believe that we have been a PFIC since our inception.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our Ordinary Shares and the U.S. holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) Ordinary Shares, as described below, such holder generally will be subject to special rules with respect to:

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•	any gain recognized by the U.S. holder on the sale or other disposition of its Ordinary Shares; and

•	any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for the Ordinary Shares).

Under these rules,

•	the U.S. holder’s gain or excess distribution will be allocated ratably over the U.S. holder’s holding period for the Ordinary Shares;

•	the amount allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. holder.

In general, a U.S. holder will avoid the PFIC tax consequences described above in respect to our Ordinary Shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income) (“QEF inclusions”), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. holder in which or with which our taxable year ends. A subsequent distribution of such earnings and profits that were previously included in income is not taxable as a dividend to such U.S. holders. The tax basis of a U.S. holder’s shares in a QEF will be increased by QEF inclusions that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. A U.S. holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.  U.S. holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

If a U.S. holder did not make a timely QEF election and/or is not eligible for a retroactive QEF election as described above, then the PFIC tax consequences described above will apply unless the U.S. holder made a “purging election.” The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special PFIC tax and interest charge rules described above. As a result of the purging election, the U.S. holder will have a new basis and holding period in the Ordinary Shares with respect to which the purging election was made.

If the redemption pursuant to the Offer is treated as a sale, a U.S. holder that made a timely QEF election with respect to our Ordinary Shares generally will recognize capital gain on such sale based on its adjusted basis in its Ordinary Shares (as increased for QEF inclusions previously included in income and decreased by any distributions previously made that were not treated as dividends). On the other hand, a U.S. holder that did not make a QEF election may be subject to the special PFIC tax and interest charge rules described above on any gain realized from a redemption that is treated as a sale.

If the redemption pursuant to the Offer is treated as a corporate distribution, the deemed dividend generally should not be treated as a taxable to the extent attributable to amounts previously included in income by the U.S. holder pursuant to a QEF election. A U.S. holder that did not make a QEF election may be subject to the special PFIC tax and interest charge rules described above on any such deemed dividend.

U.S. holders should consult their own tax advisors regarding the PFIC rules in connection with the Offer.

Information Reporting and Backup Withholding

Under U.S. Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our Ordinary Shares and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

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The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

In order for a non-U.S. holder to qualify as an exempt recipient, that holder must submit an applicable IRS Form W-8, signed under penalties of perjury, attesting to that holder’s exempt status. A non-U.S. holder that is an exempt recipient is not subject to information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. U.S. information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of Ordinary Shares where the transaction is effected outside the U.S. through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (iii) a controlled foreign corporation as defined in the Code or (iv) a foreign partnership with certain U.S. connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current U.S. Treasury Regulations.

Non-Participation in the Offer

Holders of Ordinary Shares who do not tender any of their Ordinary Shares in the Offer will not recognize any gain or loss for U.S. federal income tax purposes as a result of the consummation of the Offer.

Extension of the Offer; Termination; Amendment

Due to the requirement in our Charter and the IMTA that we must liquidate the Trust Account if a business combination is not completed by April 19, 2013, we will not be able to extend the Offer beyond April 19, 2013. As a result, if the conditions to the Offer are not met on or before April 19, 2013, we will liquidate the Trust Account. See “—Conditions of the Offer.”

We expressly reserve the right, at any time and from time to time prior to the scheduled Expiration Date, and regardless of whether any of the events set forth in “— Conditions of the Offer” shall have occurred or are deemed by us to have occurred, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Ordinary Shares. We will effect any such extension by giving oral or written notice of such extension to the Depositary and making a public announcement of the extension.

We expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment and not pay for any Ordinary Shares not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for Ordinary Shares upon the occurrence of any of the conditions specified in “Conditions of the Offer” by giving oral or written notice of the termination or postponement to the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Ordinary Shares which we have accepted for payment is limited by Rule 13e-4(f)(5) and Rule 14e-1(c) under the Exchange Act, which requires that we must pay the consideration offered or return the Ordinary Shares tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law (including Rule 13e-4 and Rule 14e-1(c) under the Exchange Act), we further reserve the right, in our sole discretion, and regardless of whether any of the events set forth in “Conditions of the Offer” have occurred or are deemed by us to have occurred, to amend the Offer prior to the Expiration Date if we determine such other amendments are required by applicable law or regulation. Amendments to the Offer may be made at any time and from time to time by public announcement. In the case of an extension of the Offer, such announcement must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to shareholders in a manner reasonably designed to inform shareholders of the change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law or regulation (including Rule 13e-4 and Rule 14e-1(c) under the Exchange Act), we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release through PR Newswire or another comparable service.

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Rules 13e-4(d)(2), 13e-4(e)(3), and 13e-4(f)(1) promulgated under the Exchange Act and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information. We will terminate the Offer if the minimum period during which the Offer must remain open extends past April 19, 2013. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Fees and Expenses

We have retained Morrow & Co., LLC to act as Information Agent and Continental Stock Transfer & Trust Company to act as Depositary in connection with the Offer. The Information Agent may contact holders of securities by mail, facsimile and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners. The Information Agent and Depositary will receive reasonable and customary compensation for their respective services, will be reimbursed by Blue Wolf for reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws. We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Information Agent as described above) for soliciting tenders of Ordinary Shares pursuant to the Offer. Shareholders holding securities through brokers, dealers and other nominee shareholders are urged to consult the brokers, dealers and other nominee shareholders to determine whether transaction costs may apply if any such shareholder tenders Ordinary Shares through the brokers, dealers and other nominee shareholders and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Ordinary Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent or the agent of the Information Agent or the Depositary for purposes of the Offer. We will not pay or cause to be paid any stock transfer taxes, if any, on our purchase of securities.

In addition, we will incur and pay reasonable and customary fees and expenses for financial printing services.

Miscellaneous

We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer or the acceptance of Ordinary Shares pursuant to the Offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with the applicable law. If, after such good faith effort, we cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Ordinary Shares residing in such jurisdiction.

You should only rely on the information contained in this Offer to Purchase or to which we have referred you. We have not authorized any person to provide you with information or make any representation in connection with the Offer other than those contained in this Offer to Purchase, the Letter of Transmittal or in the other documents that constitute a part of the Offer. If given or made, any recommendation or any such information or representation must not be relied upon as having been authorized by us, our board of directors, the Depositary or the Information Agent.

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Price Range of Securities and Dividends

Blue Wolf

Price Range of Blue Wolf Securities

The Ordinary Shares, Warrants and Units of Blue Wolf are listed on Nasdaq under the symbols “MNGL,” “MNGLW” and “MNGLU,” respectively. The Units commenced public trading on July 15, 2011, and the Ordinary Shares and Warrants commenced separate trading on August 3, 2011.

The following table sets forth the high and low sales prices on Nasdaq for our Ordinary Shares, Warrants and Units for the periods indicated.

	Units		Ordinary Shares		Warrants
Quarter Ended	Low	High	Low	High	Low	High
February 28, 2013	10.10	10.41	9.80	9.95	0.15	0.54
November 30, 2012	10.01	10.40	9.50	10.34	0.22	0.40
August 31, 2012	10.10	10.94	9.60	9.82	0.01	0.68
May 31, 2012	10.05	10.37	9.60	10.10	0.63	0.73
February 29, 2012	10.00	10.32	9.49	10.08	0.60	0.72
November 30, 2011	10.06	10.40	9.47	10.10	0.66	1.00
August 31, 2011	9.99	10.98	N/A	N/A	0.65	1.00

On March 18, 2013, the last reported closing prices of our Units, Ordinary Shares and Warrants were $10.11, $9.93 and $0.40, respectively.

Holders

As of the date of this Offer to Purchase, there were two holders of record of our Ordinary Shares, two holder(s) of record of our Warrants and one holders of record of our Units.

Dividends

We have not paid any cash dividends on our Ordinary Shares to date and do not intend to pay cash dividends prior to the completion of a business combination.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to us regarding the beneficial ownership of the Ordinary Shares as of the date of this Offer to Purchase by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding Ordinary Shares on the date of this Offer to Purchase;

•	each of our current executive officers and directors; and

•	all of our executive officers and directors as a group.

As of the date of this Offer to Purchase, Blue Wolf had 10,062,500 Ordinary Shares issued and outstanding and no outstanding preferred shares.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all securities that they beneficially own (within the meaning of Rule 13d-3 of the Exchange Act).

Information with respect to our Ordinary Shares is based on an aggregate of 10,062,500 Ordinary Shares issued and outstanding, and assumes: (i) that no Warrants are exercised (including the Sponsor Warrants) and (ii) that none of the Public Shares held by our public shareholders are validly tendered pursuant to the Offer.

Giving effect to these assumptions:

	Amount and Nature of Beneficial Ownership of Ordinary Shares	Approx. Percentage of Outstanding Ordinary Shares
Name and address of beneficial owners
Blue Wolf MHC Ltd.(1)(2)	2,012,500	20.0%
Lee Kraus (1)(2)(3)	2,012,500	20.0%
Nicholas Edwards (1)(2)(3)	2,012,500	20.0%
Composite Capital, LLC (3)	1,417,500	14.1%
John A. Shapiro (1)	—	—
Koji Fusa (1)	—	—
Stephen Quin (1)	—	—
Giacomo E. Di Mase (1)	—	—
Buyankhishig Ishdorj (1)	—	—
Elena Bagayeva (1)	—	—
North Pole Capital Master Fund (4)	999,800	9.9%
Arrowgrass Capital Partners (US) LP (5)	709,100	7.0%
AQR Capital Management LLC (6)	650,000	6.5%
Fir Tree Inc. (7)	560,000	5.6%
Highbridge International LLC (8)	550,000	5.5%

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George Ireland (9)	875,000	8.7%
Geologic Resource Partners, LLC (9)	875,000	8.7%

All directors and executive officers as a group (9 persons)	2,362,500	23.4%

____________________

*  Less than 1 percent.

(1)	Unless otherwise noted, the business address of each of the following is Suite 409, Central Tower, 2 Sukhbaatar Square, Sukhbaatar District 8, Ulaanbaatar 14200, Mongolia.

(2)	These shares represent one hundred percent of our Ordinary Shares held by our Sponsor. Each of Messr. Kraus and Edwards are directors of our Sponsor and share voting and dispositive power over shares held by our Sponsor. Each director of our Sponsor disclaims beneficial ownership of these shares except to the extent of his or its pecuniary interest therein.

(3)	Messr. Kraus and Edwards each own 50% of the membership interests of Composite Capital, LLC, which through its ownership of our Sponsor, owns 1,417,500 Ordinary Shares indirectly through our Sponsor. Each of Messr. Kraus and Edwards disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(4)	Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2013, North Pole Capital Master Fund (“North Pole”), a Cayman Islands exempted company, and Polar Securities, Inc. (“Polar Securities”) an Ontario Canada company, serving as investment advisor to North Pole with respect to the shares. North Pole and Polar Securities share the power to vote and direct the disposition of the shares. The business address of each of the reporting persons is 401 Bay Street, Suite 1900, P.O. Box 19, Toronto, Ontario M5H 2Y4, Canada. Paul Sabourin serves as chief investment officer for each of North Pole and Polar Securities.

(5)	Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2013, Arrowgrass Capital Partners (US) LP (“Arrowgrass LP”) serves as the investment manager to Arrowgrass Master Fund, Ltd. with respect to the shares and Arrowgrass Capital Services (US) Inc. (“Arrowgrass Inc”) serves as the general partner of Arrowgrass LP. Arrowgrass LP and Arrowgrass Inc. share the power to vote and direct the disposition of the indicated shares and their address is 1330 Avenue of the Americas, 32nd Floor, New York, NY 10019. Michael Edwards serves as director to both Arrowgrass LP and Arrowgrass Inc.

(6)	Pursuant to a Schedule 13G/A filed with the SEC by AQR Capital Management LLC on February 14, 2013, AQR Capital Management LLC serves as the investment manager to the AQR Diversified Arbitrage Fund which holds 5.3% of the Ordinary Shares. Abdon Bolivar serves as the chief compliance officer for AQR Capital Management LLC, whose principal business address is Two Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(7)	Pursuant to a Schedule 13G filed with the SEC by Fir Tree, Inc. (“Fir Tree”) on July 25, 2011, Fir Tree Value Master Fund, L.P. (“Fir Tree Value”) is the beneficial owner of 475,580 Ordinary Shares. Fir Tree Capital Opportunity Master Fund, L.P. (“Fir Tree Capital”) is the beneficial owner of 84,420 Ordinary Shares. Fir Tree may be deemed to beneficially own the Ordinary Shares held by Fir Tree Value and Fir Tree Capital as a result of being the investment manager of each of Fir Tree Value and Fir Tree Capital. Fir Tree Value beneficially owns 475,580 Ordinary Shares. Fir Tree Capital beneficially owns 84,420 Ordinary Shares. Fir Tree Value may direct the vote and disposition of 475,580 Ordinary Shares. Fir Tree Capital may direct the vote and disposition of 84,420 Ordinary Shares. Fir Tree has been granted investment discretion over the Ordinary Shares held by Fir Tree Value and Fir Tree Capital, and thus, has the shared power to direct the vote and disposition of 560,000 Ordinary Shares. Jeffrey Tannenbaum serves as President of Fir Tree. The address for Fir Tree is 505 Fifth Avenue, 23rd Floor, New York, NY 10017. The address for Fir Tree Value and Fir Tree Capital is c/o Citco Fund Services (Cayman Islands) Limited, 89 Nexus Way, Camana Bay, Box 31106, Grand Cayman KY1-1205, Cayman Islands.

(8)	Pursuant to a Schedule 13G filed with the SEC by Highbridge International LLC (“Highbridge International”) on July 25, 2011, Highbridge International is the beneficial owner of 550,000 Ordinary Shares. Each of Highbridge Capital Management LLC (“Highbridge LLC”) and Glenn Dubin may be deemed the beneficial owner of the 550,000 shares held by Highbridge International and each disclaims beneficial ownership of such shares. Highbridge LLC is the trading manager of Highbridge International and Glenn Dubin is the Chief Executive Officer of Highbridge LLC. The address for Highbridge International is c/o Harmonic Fund Services, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies and the address for Highbridge LLC and Glenn Dubin is c/o Highbridge LLC, 40 West 57th Street, 33rd Floor, New York, NY 10019.

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(9)	These shares represent an indirect interest in the Ordinary Shares held by our Sponsor as well as 350,000 units purchased in our initial public offering. Mr. Ireland controls Geologic Resource Partners, LLC and has voting and investment control over these shares.

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APPRAISAL RIGHTS

No appraisal rights are available to you under the Companies Act in connection with the Offer or the Extension.

Where you can find more information

Blue Wolf is subject to certain of the informational filing requirements of the Exchange Act. Since we are a “foreign private issuer,” we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchase and sale of our shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also intend to file with the SEC a Transition Report on Form 20-F containing financial statements for the four month period ended June 30, 2012. We will also furnish to the SEC, on Form 6-K, unaudited financial information after each of our first three fiscal quarters. We also have filed, pursuant to Rule 13e-4(c)(2), an Issuer Tender Offer Statement on Schedule TO as may be amended from time to time (the “Schedule TO”) with the SEC that includes additional information relating to the Offer. The SEC also maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC, including the Schedule TO. You may also request a copy of the Schedule TO and related exhibits, at no cost, by writing or calling the Information Agent for the Offer at the telephone numbers set forth on the back cover of this Offer to Purchase.

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Annex I

MEMORANDUM OF UNDERSTANDING

FOR THE MERGER OF BLUE WOLF MONGOLIA HOLDINGS CORP.

AND Li3 ENERGY, INC.

March 18, 2013

This Memorandum of Understanding (“MOU”) summarizes the principal terms of the merger (the “Merger”) between Blue Wolf Mongolia Holdings Corp. (“BW”), a British Virgin Islands company, and Li3 Energy, Inc. (“Li3”), a Nevada corporation.

Merger Terms

Execution Date:

Execution of the definitive merger agreement (the “Definitive Agreement”) shall occur as soon as practicable following the completion of all the Execution Conditions (defined below), but no later than May 10, 2013 (the “Execution Date”). With the assistance of Li3 and as soon as practicable following the date hereof, BW shall file proxy materials under cover of Form 6-K (the “BW Proxy Statement”) with the Securities and Exchange Commission (“SEC”) to solicit BW’s shareholders to approve certain amendments to the trust agreement and BW’s charter, including extending BW’s expiration date and removing the 80% requirement. Concurrent with the filing of the BW Proxy Statement, BW shall also file a tender offer to enable BW’s shareholders to redeem their shares (the “Extension TO”). In the event BW’s shareholders approve the proposals set forth in the BW Proxy Statement and the Extension TO is consummated (the “Extension Conditions”), BW shall prepare and file (after entry into the Definitive Agreement) a second tender offer (the “Merger TO”) with the SEC to provide BW’s shareholders with an opportunity to redeem their shares in connection with the consummation of the Merger.

With the assistance of BW, Li3 shall file a proxy statement (“Li3 Proxy Statement”) for a shareholders meeting to approve the Merger with the SEC as soon as practicable, but no later than two weeks following the Execution Date.

Execution Conditions:

The execution of the Definitive Agreement shall be subject to (i) the satisfactory completion of BW’s confirmatory due diligence of Li3, (ii) the satisfactory completion of Li3’s confirmatory due diligence of BW, (iii) approval of the Board of Directors of each of Li3 and BW, (iv) the terms and conditions of the Definitive Agreement are reasonably acceptable to the parties, (v) the execution of Lockup and Support Agreements (as defined below), and (vi) the satisfaction of the Extension Conditions.

Structure:	BW will set up a subsidiary (“Merger Sub”) for purposes of the Merger. Merger Sub shall merge into Li3, and Li3 will remain as the surviving entity as a wholly-owned subsidiary of BW.

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Closing Date:

As soon as practicable following completion of all Closing Conditions (defined below), but no later than BW’s new expiration date to be set forth in BW’s amended charter (as approved by BW’s shareholders pursuant to the Extension TO). It is intended that the combined entity will continue to trade on the NASDAQ Capital Market (“NASDAQ”) post-Merger.

Closing Conditions:

Customary conditions for transactions of this nature including: (a) if necessary, BW and Li3 shareholder approval and regulatory approvals, including SEC and government approvals and (b) BW’s trust fund having a minimum of $5.0 million of cash upon the consummation of the Merger and giving effect to redemptions by BW’s shareholders and after payment of both BW’s expenses related to the consummation of the Merger and its deferred underwriting fees related to its initial public offering.

Consideration:

Upon the Closing of the Merger, Li3 shareholders will receive one (1) share of BW for every 250 shares of Li3 (the “Exchange Ratio”). Any fractional shares will be rounded up or down to the nearest whole number.

Name of Merged Company:	Upon Closing, the merged company shall be named Li3 Energy, Inc.
Initial Board:

The initial Board of Directors for the merged company will consist of seven members, three of whom will be designated by BW and four of whom shall be designated by Li3. Four of the seven members must be “independent” pursuant to rules of the SEC and NASDAQ.

Lockup and Support Agreements:

Certain shareholders of Li3 (including POSCO and Li3’s officers and directors) will agree to vote in favor of the Merger and to be restricted from selling any shares until the expiration of the lockup for BW’s insiders as specified in BW’s registration statement on Form S-1.

In addition, Li3 shareholders holding a minimum of 50% of Li3’s outstanding shares will agree to assign their proxy to Li3 to vote in favor of the Merger and to be restricted from selling any Li3 shares until the Closing.

Use of Proceeds: Exclusivity:

Immediately upon Closing, the net proceeds from the Merger will be used as follows: (i) first, for payment of accrued transaction costs for the Merger and deferred underwriters compensation, and (ii) second, for the development of Li3’s Chilean mining projects, acquisitions, and general corporate purposes.

Other than the existing negotiations/discussions currently ongoing between Li3 and parties as disclosed to Blue Wolf, until May 10, 2013 (the “Exclusivity Period”) neither Li3 nor any of its directors or officers will solicit or attempt to solicit from, or begin or continue discussions previously commenced with, any third party concerning: (a) an offer of merger or other business combination relating to Li3 or (b) a transaction whereby Li3, or any of Li3’s securities or material assets, would be sold to any party other than BW. Notwithstanding the foregoing, nothing shall preclude or restrict the officers and directors of Li3 from considering or negotiating any unsolicited transaction that may be a superior proposal or from considering, negotiating or approving project-level financing with potential joint venture partners.

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Confidentiality:

The parties to this MOU acknowledge and affirm the terms of the Mutual Non-Disclosure Agreement executed by BW and Li3 on February 5, 2013 (the “NDA”). The parties further agree that the existence and terms of this MOU and the transaction contemplated hereby are strictly confidential and further agree that they and their respective representatives shall not disclose to the public or to any third party the existence or terms of this MOU or the proposed transaction other than with the express prior written consent of the other party, except as may be required by applicable law, rule or regulation (including, without limitation, the rules or policies of the NASDAQ ), or at the request of any governmental, judicial, regulatory or supervisory authority having jurisdiction over the such party or any of its representatives, control persons or affiliates (including, without limitation, the rules or regulations of the SEC and NASDAQ), or as may be required to defend any action brought against such person in connection with the transaction.

Representations, Warranties and Covenants:

All parties shall make customary representations and warranties and shall agree to comply with customary covenants, including with respect to their affiliates and future conduct. These representations and warranties and covenants shall also include compliance with all applicable laws.

Risk Disclosure:	All parties acknowledge that they have received advice from their own legal counsel or similar advisor regarding this MOU.
Trust Fund Waiver:

The parties to this MOU acknowledge and affirm the terms and conditions of the “Waiver of Claims Against Trust” section set forth in the NDA, which terms and conditions are incorporated herein by reference as if made as of and on the date hereof.

Termination Expenses:

Should the transaction be terminated for any reason (whether or not the Definitive Agreement is entered into between the parties) , Li3 agrees to pay BW up to a maximum $150,000 of documented expense as reimbursement to BW for its out of pocket expenses incurred in connection with this proposed transaction, the BW Proxy Statement, the

Extension TO and the Merger TO. The anticipated category of expenses shall be limited to legal fees, accounting fees, information agent fees, filing fees, printer costs, transfer agent fees and trust company fees. BW's sponsor has committed to funding expenses in excess of $150,000.

BW Sponsor Agreement:

BW’s sponsor will forfeit 80% of its BW shares and 80% of its sponsor warrants upon the closing of the Merger. The remaining BW shares held by BW’s sponsor subsequent to the closing of the Merger will not be subject to any forfeiture provisions currently in effect.

Governing Law:

This MOU shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws or principles. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this MOU shall be brought against the parties hereto or thereto in the state or federal courts located in the State of New York.

[Signature page follows]

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Each of the Parties hereto has caused this MOU to be executed by its duly authorized representative on the date indicated.

Li3 Energy, Inc.
Marchant Pereira 150
803 Providencia
Santiago de Chile, Chile

By:	/s/ Luis Francisco Saenz
Name: Luis Francisco Saenz
Title: President, CEO & Director

Date:	March 18, 2013

Blue Wolf Mongolia Holdings Corp.
Suite 409, Central Tower
2 Sukhbaatar Square, Sukhbaatar District 8
Ulaanbaatar 14200, Mongolia

By:	/s/ Lee o. Kraus
Name: Lee O. Kraus
Title: CEO & Chairman

Date:	March 18, 2013

Blue Wolf Mongolia Holdings Corp.
Suite 409, Central Tower
2 Sukhbaatar Square, Sukhbaatar District 8
Ulaanbaatar 14200, Mongolia

By:	/s/ P. Nicholas Edwards
Name: P. Nicholas Edwards
Title: CFO & President

Date:	March 18, 2013

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IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS OFFER TO PURCHASE OR IF YOU HAVE QUESTIONS ABOUT THE TRANSACTION, YOU SHOULD CONTACT INFORMATION AGENT BY TELEPHONE OR IN WRITING AT THE ADDRESS SET FORTH BELOW

The Depositary for the Offer is:

Continental Stock Transfer & Trust Co.
Attn: Reorganization Dept.
17 Battery Place, 8th Floor

New York, NY 10004

By Facsimile (for Eligible Institutions only) (212) 616-7610	Confirm Receipt of Facsimile by Telephone: (917) 262-2378

Questions and requests for assistance regarding the Offer may be directed to Morrow & Co., LLC, our Information Agent for the Offer at the telephone numbers set forth below. You may also request additional copies of this Offer to Purchase, the Letter of Transmittal, and the other Offer documents from the Information Agent at the telephone numbers set forth below. You may also contact your broker, dealer, commercial bank, trust company or nominee for copies of these documents.

The Information Agent for the Offer is:
Morrow & Co., LLC
470 West Avenue, 3rd Floor,
Stamford, CT 06902
Telephone: (800) 662-5200
Banks and brokerage firms: (203) 658-9400

mngl.info@morrowco.com

Offer to Purchase

March 20, 2013

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